UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SLM Corporation

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300 Continental Drive Newark, Delaware 19713

LETTER FROM THE CHAIRMAN

OF THE BOARD OF DIRECTORS

May 5, 2020

Dear Fellow Stockholders:

As the premier brand for college and continuous education, Sallie Mae builds prosperous futures by providing access, planning outcomes, and helping students and families responsibly fund their future. Education is the foundation for success and the proven pathway to economic mobility. We are proud to serve the 456,000 students and families who selected us last year as they invested in their future through education.

This year, like many other organizations, we have needed to change the way we work, socialize, and live our daily lives in the face of the COVID-19 crisis. Our team has shown an extraordinary adaptability in the face of this ever-changing landscape. In particular, I want to recognize those employees who continue to serve our customers, develop new solutions to ensure the health and safety of our employees, keep our facilities safe, and keep our business running smoothly throughout this global pandemic.

We continue to take tangible actions to position our franchise for long-term success, including focusing our resources on key growth opportunities, providing high-quality private student loans, and offering competitive financing for grad school.

In addition, we remain committed to these values every day of the year: Connect, Thrive, Do Right, Dare to Do, and Make a Difference. Sallie Mae’s efforts to live these values are highlighted in our inaugural Corporate Social Responsibility report that was published in March 2020 and available on our website.

Finally, I am pleased to introduce Jonathan W. Witter, our new Chief Executive Officer. Jon is an industry veteran bringing nearly three decades of executive leadership, banking expertise, and operational management to Sallie Mae. He is a strategic leader with a demonstrated ability to improve top- and bottom-line performance, while enhancing customer experience. Most recently, he served as Executive Vice President and Chief Customer Officer of Hilton, where he oversaw the company’s global brands, marketing, loyalty and partnerships, IT, and strategy teams. Prior to his role at Hilton, Jon held leadership positions at Capital One, Morgan Stanley, and Wachovia.

Our Board and management team are confident that Jon is ideally suited to lead Sallie Mae, and under his leadership, we will continue to perform and deliver on our long-term growth plans.

Please join us for the SLM Corporation (“Sallie Mae”) 2020 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 18, 2020, at 11:00 a.m. Eastern Daylight Time to be held virtually via the Internet at www.virtualshareholdermeeting.com/SLM2020.

Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and proxy statement. You are being asked to vote on a number of important matters. Your vote is important, regardless of the number of shares you own, and all holders of our Common Stock are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Availability of Proxy Materials or the proxy card you received in the mail.

Thank you for your continued support of Sallie Mae.

Sincerely,

Raymond J. Quinlan

Chairman of the Board of Directors

NOTICE OF 2020 ANNUAL MEETING

OF STOCKHOLDERS

Date	Time	Place
Thursday June 18, 2020	11:00 a.m. Eastern Daylight Time	Meeting live via the Internet – please visit: www.virtualshareholdermeeting.com/SLM2020

Items of Business:

Proposal 1—Elect 12 directors nominated by the Sallie Mae Board of Directors (“Board of Directors”), each for a one-year term, to serve until their successors have been duly elected and qualified;

Proposal 2—Approve, on an advisory basis, Sallie Mae’s executive compensation;

Proposal 3—Ratify the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the year ending December 31, 2020; and

Other Business—Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Record Date:

Stockholders of record of the Company’s Common Stock, par value $.20 per share (“Common Stock”), as of the close of business on April 21, 2020, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. On April 21, 2020, 375,096,458 shares of Common Stock were outstanding and eligible to be voted.

How to Vote:

Your participation in the Annual Meeting is important. Sallie Mae urges you to take the time to read carefully the proposals described in the proxy statement and vote your proxy at your earliest convenience.

You may vote one of the following ways:

By Telephone 1-800-690-6903
By Internet before the meeting www.proxyvote.com
By Mail completing and signing the proxy card enclosed and returning it in the envelope provided
By Internet during the meeting www.virtualshareholdermeeting.com/SLM2020

By order of the Board of Directors

Richard M. Nelson

Corporate Secretary

May 5, 2020

2020 Proxy Statement — SLM CORPORATION

300 Continental Drive

Newark, Delaware 19713

The Board of Directors of SLM Corporation (“Sallie Mae,” the “Company,” “we,” “our” or “us”) is furnishing this proxy statement to solicit proxies for use at Sallie Mae’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). A copy of the Notice of the Annual Meeting accompanies this proxy statement. This proxy statement is being sent or made available, as applicable, to our stockholders beginning on or about May 5, 2020. In light of the coronavirus (COVID-19), for the safety and well-being of our stockholders, and taking into account the protocols of local, state and federal governments, we have determined that the Annual Meeting will be held in a virtual meeting format only (with no in-person meeting), via the Internet, at www.virtualshareholdermeeting.com/SLM2020. For more information regarding the Annual Meeting process, please review the section entitled “Questions and Answers About the Annual Meeting and Voting” contained at the end of this proxy statement.

The proxy statement and Sallie Mae’s Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) are available at: https://www.salliemae.com/investors/shareholder-information and https://materials.proxyvote.com. You may also obtain these materials at the Securities and Exchange Commission (“SEC”) website at www.sec.gov or by contacting the Office of the Corporate Secretary at the Company’s principal executive offices, located at 300 Continental Drive, Newark, Delaware 19713. Sallie Mae will provide a copy of the 2019 Form 10-K without charge to any stockholder upon written request.

OVERVIEW OF PROPOSALS

This proxy statement contains three proposals requiring stockholder action, each of which is discussed in more detail below. Proposal 1 seeks the election of 12 directors nominated by the Board of Directors. Proposal 2 seeks approval, on an advisory basis, of Sallie Mae’s executive compensation. Proposal 3 seeks ratification of the appointment of KPMG LLP as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Each share of Common Stock is entitled to one vote on each proposal or, in the case of the election of directors, on each nominee.

2020 Proxy Statement — SLM CORPORATION    1

PROPOSAL 1—ELECTION OF DIRECTORS

PROPOSAL 1—ELECTION OF DIRECTORS

The Sallie Mae Board of Directors has nominated and recommends 12 individuals for election to our Board of Directors at the Annual Meeting. These individuals are as follows:

Paul G. Child	Marianne M. Keler	Frank C. Puleo	Robert S. Strong
Mary Carter Warren Franke	Mark L. Lavelle	Vivian C. Schneck-Last	Jonathan W. Witter
Earl A. Goode	Jim Matheson	William N. Shiebler	Kirsten O. Wolberg

Under our Certificate of Incorporation, the size of our Board of Directors may not be fewer than 11 nor more than 16 members. Under our By-Laws, the Board of Directors has the authority to determine the size of the Board of Directors within that range and to fill any vacancies that may arise prior to the next annual meeting of stockholders. The Board of Directors has set the number of members at 12.

Biographical information, qualifications, and experience with respect to each director nominee appear below. In addition to fulfilling the general criteria for director nominees described in the section titled “Nominations Process,” each nominee possesses experience, skills, attributes, and other qualifications the Board of Directors has determined support its oversight and management of Sallie Mae’s business, operations, and structure. These qualifications are discussed below, along with biographical information regarding each director nominee, including each individual’s age, principal occupation, and business experience during the past five years. Information concerning each director nominee is based in part on information received from the respective director nominee and in part from Sallie Mae’s records.

All nominees appearing below have consented to being named in this proxy statement and to serve if elected. Should any nominee subsequently decline or be unable to accept such nomination to serve as a director, the Board of Directors may designate a substitute nominee or the persons voting the shares represented by proxies solicited hereby may vote such shares for a reduced number of nominees. If the Board of Directors designates a substitute nominee, persons named as proxies will vote “FOR” that substitute nominee.

Our By-Laws provide the election of a director in an uncontested election will be by a majority of the votes cast with respect to a nominee at a meeting for the election of directors at which a quorum is present. Each share of Common Stock is entitled to one vote for each nominee. A director nominee will be elected to the Board of Directors if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. Abstentions and shares not voted on the proposal, including broker non-votes, are of no effect.

If any director nominee fails to receive a majority of the votes cast “FOR” his or her election, such nominee will automatically tender his or her resignation upon certification of the election results. The Nominations, Governance and Compensation Committee (the “NGC Committee”) of the Board of Directors will make a recommendation to the Board of Directors on whether to accept or reject such nominee’s resignation. The Board of Directors will act on the NGC Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of certification of the election results.

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PROPOSAL 1—ELECTION OF DIRECTORS

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

PAUL G. CHILD Former Office Managing Partner, Salt Lake City, Deloitte LLP (Independent) (Lead Director)

Professional Highlights:

•  Office Managing Partner, Salt Lake City, Deloitte LLP—1995 to 2008; Professional Practice Director, Salt Lake City—1989 to 1995; Audit Partner—1983 to 2008; various positions—1971 to 1983

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2009 to present

•  Member, Board of Governors, Salt Lake Chamber of Commerce—2002 to 2008

•  Director, Mountainwest Capital Network—2002 to 2008

•  Director, United Way of Greater Salt Lake—2001 to 2008

Qualifications: Mr. Child’s leadership roles and experience in the accounting field enable him to bring to the Board of Directors experience in the areas of finance, accounting, financial services, and capital markets.

Age: 71

Director since: April 2014

MARY CARTER WARREN FRANKE Former Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co. (Independent)

Professional Highlights:

•  Managing Director, Head of Corporate Marketing, JPMorgan Chase & Co.—2007 to 2013

•  Executive Vice President and Chief Marketing Officer, Chase Card Services—1995 to 2007

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, The Warfield Fund—2007 to present

•  Director, Saint Mary’s School—2014 to present

•  Director, Hobe Sound Community Chest—2017 to present

•  Director, Paul’s Place—2014 to 2017

Qualifications: Ms. Franke’s leadership roles and experience in marketing and the banking industry enable her to contribute to the Board of Directors experience in the areas of marketing, business development, and financial services.

Age: 63

Director since: April 2014

2020 Proxy Statement — SLM CORPORATION    3

PROPOSAL 1—ELECTION OF DIRECTORS

EARL A. GOODE Chief of Staff to the Governor of Indiana (Independent) (Strategic Planning Committee Co-Char)

Professional Highlights:

•  Chief of Staff to the Governor of Indiana—2006 to 2013; 2017 to present

•  President, Indianapolis Capital Improvement Board of Managers—2015 to 2016

•  Deputy Chief of Staff to the Governor of Indiana—2006

•  Commissioner, Department of Administration, State of Indiana—2005 to 2006

•  Chairman, Indiana Sports Corporation—2001 to 2006

•  President, GTE Information Services and GTE Directories Company—1994 to 2000; President, GTE Telephone Operations North and East—1990 to 1994; President, GTE Telephone Company of the Southwest—1988 to 1990

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Member and Former Chairman, Georgetown College Board of Trustees—2006 to present

•  Member, Marion County Capitol Improvement Board—2019 to present

•  Member and Executive Committee, Indianapolis Championship Fund— 2018 to present

Qualifications: Mr. Goode has held several leadership positions in business services and operations. This experience, combined with his involvement in the state political process, enables him to contribute to the Board of Directors in the areas of marketing and product development, business operations, and political and government affairs.

Age: 79

Director since: July 2000

4    SLM CORPORATION — 2020 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

MARIANNE M. KELER Attorney, Keler & Kershow PLLC (Independent) (Audit Committee Chair)

Professional Highlights:

•  Attorney, Keler & Kershow PLLC—2006 to present

•  Executive Vice President, Consumer Finance, Corporate Strategy & Administration, Sallie Mae—2004 to 2006

•  Senior Vice President & General Counsel, Sallie Mae; President, Student Loan Marketing Association—1997 to 2004

•  Vice President & Associate General Counsel, Student Loan Marketing Association—1990 to 1997; various other positions—1985 to 1997

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Board Chair, Building Hope (charter school lender)—2004 to present

•  Board Chair, Institute for American Universities—2018 to present

•  Finance Committee Chair, Institute for American Universities—2008 to 2016;

•  Board Chair, American University in Bulgaria, EL Haynes Charter School—2008 to 2014

•  Member, Georgetown University Board of Regents—2009 to 2015

•  Founding Director, National Student Clearinghouse—1993 to 2009

Directorship of other public companies:

•  CubeSmart (NYSE: CUBE)—2007 to present;

   Board Chair— 2018 to present

Qualifications: Ms. Keler’s legal background and experience in the student loan industry and with Sallie Mae bring valuable perspective to the Board of Directors in the areas of student and consumer lending, legal and corporate governance, and higher education.

Age: 65

Director since: April 2014

MARK L. LAVELLE Former Senior Vice President, Commerce Cloud, Adobe Inc. (Independent)

Professional Highlights:

•  Senior Vice President, Commerce Cloud, Adobe Inc.—2018 to 2019

•  Chief Executive Officer, Magento Commerce—2015 to 2018

•  Senior Vice President, Product, eBay Enterprise 2013 to 2015

•  Senior Vice President, Strategy and Partnerships, eBay, Inc.—2012 to 2013

•  Senior Vice President, Strategy and Business Development, PayPal, Inc.—2009 to 2012

•  Co-Founder and Vice President, Corporate Development, Bill Me Later, Inc.—2001 to 2009

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2019 to present

•  Director, Armada Inc—2018 to present

•  Director, Second Chance—2008 to present

Qualifications: Mr. Lavelle’s extensive experience developing and scaling businesses encompassing financial services, commerce, and information technology allows him to provide valuable insight to the Board of Directors in the areas of risk management, strategy, acquisitions, and business operations.

Age: 54

Director since: April 2019

2020 Proxy Statement — SLM CORPORATION    5

PROPOSAL 1—ELECTION OF DIRECTORS

JIM MATHESON Chief Executive Officer, NRECA (Independent)

Professional Highlights:

•  Chief Executive Officer, National Rural Electric Cooperative Association—2016 to present

•  Principal in the Public Policy Practice, Squire Patton Boggs—2015 to 2016

•  Member of the United States House of Representatives—2001 to 2015

•  Founder of The Matheson Group—1999 to 2000

•  Consultant, Energy Strategies, Inc.—1991 to 1998

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Service on the United States House of Representatives Energy and Commerce Committee—2007 to 2015; Science Committee—2001 to 2011; Financial Services Committee—2003 to 2007; and Transportation and Infrastructure Committee—2001 to 2007

•  Chief Deputy Whip for the Democratic Caucus of the United States House of Representatives—2011 to 2015

•  Board Member, United States Association of Former Members of Congress—2015 to present

•  Director, United States Global Leadership Coalition—2019 to present

Qualifications: Mr. Matheson’s extensive experience in public policy and financial services enables him to bring to the Board of Directors a valuable perspective in development of business strategies and on public policy and regulatory matters.

Age: 60

Director since: March 2015

FRANK C. PULEO Attorney (Independent) (Risk Committee Chair)

Professional Highlights:

•  Attorney—2006 to 2016

•  Co-Chair, Global Finance Group, Milbank, Tweed, Hadley & McCloy LLP, a law firm—1995 to 2006; Partner—1978 to 2006

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2013 to present

•  Director, South Street Securities Holdings Inc. (f/k/a CMET Finance)—2008 to present

•  Director, Syncora Guaranty, Inc.—2018 to present

•  Director, Syncora Capital Assurance, Inc.—2009 to 2017

•  Director, CIFC Corporation—2006 to 2014

Directorships of other public companies:

•  Apollo Investment Corporation—2007 to present

Qualifications: Mr. Puleo’s background as a corporate and finance attorney enables him to bring analytical, legal, and financial insight to the Board of Directors in the areas of financial services, capital markets transactions, and corporate governance.

Age: 74

Director since: March 2008

6    SLM CORPORATION — 2020 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

VIVIAN C. SCHNECK-LAST Former Managing Director, Global Head of Technology Governance, Goldman Sachs & Company (Independent)

Professional Highlights:

•  Managing Director, Global Head of Technology Governance, Goldman Sachs & Company—2009 to 2014

•  Managing Director, Global Head of Technology Business Development, Goldman Sachs & Company—2000 to 2014

•  Managing Director, Global Head of Technology Vendor Management, Goldman Sachs & Company—2003 to 2014

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2015 to present

•  Advisor/Director, Portrait Capital Systems, LLC—2015 to 2019

•  Advisor/ Director, Coronet—2015 to present

•  Director, Bikur Cholim of Manhattan—2014 to present

Directorships of other public companies:

•  SCVX—2020 to present

Qualifications: Ms. Schneck-Last’s strategic technology experience and background in technology governance in the financial services field bring valuable perspective to the Board of Directors in risk management and on a broad range of enterprise technology matters.

Age: 59

Director since: March 2015

WILLIAM N. SHIEBLER Private Investor (Independent) (NGC Committee Chair)

Professional Highlights:

•  Private Investor—2007 to present

•  Chief Executive Officer of the Americas, Deutsche Asset Management (Deutsche Bank)—2002 to 2007

•  President and Chief Executive Officer, Putnam Mutual Funds; Senior Managing Director, Putnam Investments—1990 to 1999

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2010 to present

•  Trustee, Buffalo Bill Center of the West in Cody, WY—2007 to present; Elected as Vice Chairman and Chairman Elect—2019; Chairman—2020

Directorships of other public companies:

•  Calamos Asset Management, Inc.—2012 to 2017

•  OXiGENE, Inc.—2002 to 2012

•  MasTec Inc.—2001 to 2004

Qualifications: Mr. Shiebler’s extensive experience in the financial services industry and with other public companies allows him to provide valuable insight to the Board of Directors in the areas of finance, portfolio management, and business operations.

Age: 78

Director since: April 2014

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PROPOSAL 1—ELECTION OF DIRECTORS

ROBERT S. STRONG Former Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities (Independent) (Compliance Committee Chair) (Preferred Stock Committee Chair)

Professional Highlights:

•  Managing Director, Chairman, Capital Commitments Committee, Bank of America Securities—2006 to 2007

•  Managing Director, Portfolio Management, Bank of America Securities—2001 to 2006

•  Executive Vice President, Chief Credit Officer, JP Morgan Chase Bank—1996 to 2001

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2014 to present

•  Director, Syncora Guaranty, Inc.—2018 to present

•  Director, Syncora Capital Assurance, Inc.—2009 to 2017

•  Member, Financial Policy Review Board for the State of New Jersey—2013 to 2016

•  Director, CamberLink Inc.—2013 to 2016

Qualifications: Mr. Strong’s extensive experience in the banking and financial services industries allows him to provide valuable insight to the Board of Directors in the areas of finance, risk management, portfolio management, and business operations.

Age: 71

Director since: April 2014

JONATHAN W. WITTER Chief Executive Officer, Sallie Mae (Executive; Not Independent)

Professional Highlights:

•  Chief Executive Officer and Director, Sallie Mae—April 2020 to present

•  Executive Vice President and Chief Customer Officer, Hilton Worldwide Holdings—April 2017 to April 2020

•  President—Retail and Direct Banking, Capital One Financial Corporation—February 2012 to March 2017

•  President—Retail and Small Business Banking, Capital One Financial Corporation—September 2011 to February 2012

•  Executive Vice President—Retail Banking, Capital One Financial Corporation—December 2010 to September 2011

•  Chief Operating Officer—Retail Banking Group and President, Morgan Stanley Private Bank—2009 to December 2010

•  Executive Vice President and Head of General Bank Distribution, Wachovia (now Wells Fargo & Company)—2004 to 2009

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—April 2020 to present

Qualifications: Mr. Witter’s extensive background and significant leadership experience in the banking industry and his customer experience expertise allow him to provide business and leadership insight to the Board of Directors in the areas of banking, financial services, capital markets, business operations and customer service.

Age: 50

Director since: April 2020

8    SLM CORPORATION — 2020 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

KIRSTEN O. WOLBERG Chief Technology and Operations Officer, DocuSign (Independent)

Professional Highlights:

•  Chief Technology and Operations Officer, DocuSign—2017 to present

•  Vice President, PayPal Separation Executive, PayPal, Inc.—2014 to 2017

•  Vice President, Technology, PayPal, Inc.—2012 to 2014

•  Chief Information Officer, Salesforce.com—2008 to 2011

Other Professional and Leadership Experience:

•  Director, Sallie Mae Bank—2016 to present

•  Vice President, Corporate Technology, Charles Schwab & Co.—2001 to 2008

•  Director, Year Up—2008 to present

•  Director, Jewish Vocational Services—2014 to present

Directorships of other public companies:

•  Silicon Graphics International Corp.—2016

Qualifications: Ms. Wolberg’s extensive experience in information technology for the financial services industry allows her to provide valuable insight to the Board of Directors in the areas of finance, information technology risks, and business operations.

Age: 52

Director since: November 2016

Board of Directors Recommendation

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWELVE NOMINEES NAMED ABOVE.

2020 Proxy Statement — SLM CORPORATION    9

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2—ADVISORY VOTE ON

EXECUTIVE COMPENSATION

Sallie Mae is asking stockholders to approve an advisory resolution (commonly referred to as a “say-on-pay” resolution) on its executive compensation as reported in this proxy statement. Sallie Mae urges stockholders to read the “Compensation Discussion and Analysis” section (“CD&A”) of this proxy statement, which describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, which provide detailed information on the compensation of Sallie Mae’s named executive officers (“NEOs”).

At our annual meeting of stockholders held in June 2019, we submitted a non-binding vote to our stockholders to approve our executive compensation. Approximately 96.0 percent of the stockholders voted in favor of the say-on-pay proposal. We attribute that broad support in part to our continued efforts to understand and address the feedback we received from our stockholders. Specifically, we continue to focus on performance-based compensation for our NEOs as we (i) tie a significant portion of total NEO compensation to the achievement of performance goals that we believe drive the fundamentals of our business, and, (ii) award a greater percentage of the NEO’s long-term incentive plan equity award (“LTIP”) in the form of performance stock units (“PSUs”). In 2019, as part of our plan to increase the percentage of compensation tied to performance, we increased the amount of PSUs awarded to NEOs under the LTIP from 25 percent to 50 percent.

The compensation awarded to our former Chief Executive Officer (“CEO”), Raymond J. Quinlan, and other NEOs for 2019 recognizes the positive performance of the Company. The NGC Committee is mindful of its responsibility to align executive compensation with the overall performance of the Company, while taking into consideration the need to provide market competitive compensation in order to recruit and retain highly skilled and experienced executives. The CD&A provides a comprehensive discussion and rationale for the 2019 pay decisions made by the NGC Committee and the correlation to Company performance.

As described in the CD&A, our executive compensation programs are designed to attract, retain, and motivate our NEOs, who are important to our long-term success. Under these programs, we provide our NEOs with appropriate objectives and incentives to achieve our business goals. We believe that our compensation features demonstrate our responsiveness to our stockholders, our commitment to our pay-for-performance philosophy, and our goal of aligning management’s interests with those of our stockholders to support the creation of long-term value.

The Board of Directors has adopted a policy providing for annual “say-on-pay” advisory votes. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, Sallie Mae is asking stockholders to approve the following advisory resolution at the Annual Meeting:

“Resolved, that Sallie Mae’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the related compensation tables and narrative disclosure in this proxy statement.”

This proposal to approve the resolution regarding the compensation of Sallie Mae’s NEOs requires the affirmative vote of the holders of a majority of the Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. This proposal is advisory in nature and, therefore, is not binding upon the NGC Committee or the Board of Directors. However, the NGC Committee will, as it has done in the past, carefully evaluate the outcome of the vote when considering future executive compensation decisions.

Board of Directors Recommendation

✓

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

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PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3—RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sallie Mae’s independent registered public accounting firm, KPMG LLP (“KPMG”), is selected by the Audit Committee of Sallie Mae’s Board of Directors (the “Audit Committee”). The Audit Committee has engaged KPMG as Sallie Mae’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Representatives of KPMG are expected to be present at the Annual Meeting, and they will have the opportunity to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

This proposal is put before the stockholders because the Board of Directors believes it is a good corporate governance practice to provide stockholders a vote on ratification of the selection of the independent registered public accounting firm.

For ratification, this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock present, represented and entitled to vote at the Annual Meeting. Abstentions have the same effect as votes “AGAINST” the matter. Shares not voted on the matter, including broker non-votes, have no direct effect on the matter. If the appointment of KPMG is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the selection of Sallie Mae’s independent registered public accounting firm is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during 2020 if, in its discretion, it determines such a change would be in the Company’s best interests.

Board of Directors Recommendation

✓	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG AS SALLIE MAE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

2020 Proxy Statement — SLM CORPORATION    11

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

Roles and Responsibilities of the Board of Directors

The Board of Directors believes strong corporate governance is critical to achieving Sallie Mae’s performance goals and to maintaining the trust and confidence of investors, employees, regulatory agencies, and other stakeholders.

The primary responsibilities of the Board of Directors are to:

•	Review Sallie Mae’s long-term strategies and set long-term performance metrics;

•	Review risks affecting Sallie Mae and its processes for managing those risks, and oversee assignment of various aspects of risk management, compliance, and governance;

•	Select, evaluate, and compensate the CEO and our NEOs;

•	Plan for succession of the CEO and members of the executive management team;

•	Review and approve Sallie Mae’s annual business plan and multi-year strategic plan, and periodically review performance against such plans;

•	Review and approve major transactions and business initiatives;

•	Through its Audit Committee, select and oversee Sallie Mae’s independent registered public accounting firm;

•	Recommend director candidates for election by stockholders; and

•	Evaluate its own effectiveness.

Board Governance Guidelines

The Board of Directors’ Governance Guidelines (the “Guidelines”) are reviewed each year by the NGC Committee, which from time to time will recommend changes to the Board of Directors. The Guidelines are published at www.salliemae.com under “For Investors,” and a written copy may be obtained by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, DE 19713. The Guidelines, along with Sallie Mae’s By-Laws, embody the following governance practices, among others:

•	A majority of the members of the Board of Directors must be independent directors, and all members of the Audit and NGC Committees must be independent.

•	All directors stand for re-election each year. Directors are elected under a majority vote standard in uncontested elections.

•

We have historically combined the roles of Chairman of the Board of Directors and CEO; however, as set forth in greater detail in the Section titled “Board Leadership Structure,” as of April 19, 2020, we have separated the role of Chairman of the Board of Directors from CEO, and anticipate maintaining this separation going forward. We also have a Lead Independent Director elected by the Board of Directors.

•

Each regularly scheduled Board of Directors meeting concludes with an executive session in which only members of the Board of Directors participate. Each regularly scheduled committee meeting also generally concludes with an executive session presided over by the committee Chair.

•	We maintain stock ownership and retention guidelines for directors and executive officers.

•	The Board of Directors and its committees conduct performance reviews annually.

•	The Board of Directors and its committees may engage their own advisors.

Board Leadership Structure

On April 19, 2020, in connection with the appointment of Mr. Witter as the Company’s CEO, the Board of Directors adopted a structure separating the Chairman of the Board of Directors from the CEO, which was initially reported in our Form 8-K filed on March 5, 2020. Currently, Mr. Quinlan, the Company’s former CEO, serves as the Chairman of the Board of Directors (as well as the Chairman of the Sallie

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Mae Bank, our wholly-owned subsidiary (the “Bank”) Board of Directors) and will serve in this role until June 18, 2020, at which time Mr. Quinlan will no longer serve on the Board of Directors, and the Board of Directors will appoint one of the Company’s independent directors then in service to serve as the independent Chair of the Board of Directors of the Company, as well as the Chair of the Bank Board of Directors. The Board of Directors believes that, after June 18, 2020, an independent director is best situated to serve as Chair of our Board of Directors and of the Bank Board of Directors to serve as an effective counterbalance to management and our CEO, who also serves on the Board of Directors. The Board of Directors believes that the Company is currently best served by separating the role of Chair and CEO, but the Board of Directors, consistent with the Company’s governance guidelines and subject to the Company’s by-laws, reserves the right to revisit this structure and combine the two roles, depending on the future needs and strategy of the Company at a given point in time. Our Chairman currently serves, and the independent Chair after June 18, 2020 will serve, as the principal representative of the Board of Directors, presiding over meetings of the Board of Directors and shareholders. In addition to our separate Chair and CEO structure, the Board of Directors’ governance guidelines provide for a Lead Independent Director to facilitate coordination of the activities of the Company’s independent directors. This position is currently held by Paul Child, an independent director who serves as our Lead Independent Director as well as a member on three of our committees of the Board of Directors: the Audit, Risk, and Strategic Planning Committees. As Lead Independent Director, Mr. Child also attends all meetings held by our Board of Directors’ other committees. Our Lead Independent Director has historically provided strong independent leadership for the Board of Directors.

Director Independence

For a director to be considered independent, the Board of Directors must determine the director does not have any direct or indirect material relationship with Sallie Mae. The Board of Directors has adopted the Guidelines, which embody the corporate governance principles and practices of the Company. The Guidelines include the standards for determining director independence, which conform to the independence requirements of the NASDAQ Global Select Market (“NASDAQ”) listing standards.

The Board of Directors has determined that all of the individuals who served as a director during 2019, other than Mr. Quinlan, our former CEO, and all nominees standing for election at the Annual Meeting, other than Mr. Witter, our current CEO, are independent of Sallie Mae.

Each member of the Board of Directors’ Audit and NGC Committees is independent within the meaning of the NASDAQ listing standards, Exchange Act Rule 10A-3, and Sallie Mae’s own director independence standards set forth in the Guidelines.

Board Diversity

As of December 31, 2019, our Board of Directors consisted of the following:

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CORPORATE GOVERNANCE

Board Skills and Experience

Board, Committee, and Annual Meeting Attendance

Our Board of Directors met nine times in 2019. Each of the then-serving directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which he or she served. Directors are expected to attend the Annual Meeting, and twelve of thirteen of the then-serving members of the Board of Directors attended the Annual Meeting in June 2019. The only director not in attendance at the Annual Meeting in June 2019 was Jed Pitcher, who did not seek re-election to the Board of Directors at the June 2019 Annual Meeting.

Roles of the Board and Its Committees

The Board of Directors has established the following standing committees to assist in its oversight responsibilities: Audit; NGC; Risk; Strategic Planning; and Preferred Stock. Separately, the Bank Board of Directors has also established a Compliance Committee. Each committee is governed by a Board-approved written charter, which is evaluated annually and which sets forth the respective committee’s functions, responsibilities, and delegated authority. Membership of each of the committees is established on an annual basis.

All of our committee charters, including the charter for our NGC Committee, are available at www.salliemae.com under “For Investors, Corporate governance.” Stockholders may obtain a written copy of any and all committee charters by contacting the Corporate Secretary at corporatesecretary@salliemae.com or SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

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The following table sets forth the membership and number of meetings held for each committee of the Board of Directors as of December 31, 2019. Mr. Witter has not served on any committees since his appointment to the Board of Directors on April 20, 2020.

	Audit(1)	Nominations, Governance and Compensation	Risk(2)	Strategic Planning	Preferred Stock

Paul G. Child(1) (2) (l) (L)	*		*	*

Mary Carter Warren Franke(2) (I)	*	*		*

Earl A. Goode+(1) (I)		*		Co-Chair

Marianne M. Keler(1) (I)	Chair		*		*

Mark L. Lavelle(2) (I)	*	*		*

Jim Matheson(I)	*	*

Frank C. Puleo+(2) (I)			Chair	*

Raymond J. Quinlan+(C)				Co-Chair

Vivian Schneck-Last(2) (I)	*		*	*

William N. Shiebler+(1) (I)		Chair		*	*

Robert S. Strong++(1) (2) (I)			*		Chair

Kirsten O. Wolberg(I)		*	*
Number of Meetings in 2019	10	12	9	2	1

*	Committee Member

+	Also serves as a member of the Bank Compliance Committee.

++	Also serves as Chair of the Bank Compliance Committee.

(C)	Chairman of the Board of Directors

(I)	Independent Board Member

(L)	Lead Independent Director

(1)

The Board of Directors determined Mr. Child, Mr. Goode, Ms. Keler, Mr. Shiebler, and Mr. Strong each qualified as an “Audit Committee Financial Expert” as set forth in Item 407(d)(5) of Regulation S-K. During 2019, none of the Audit Committee members served on the Audit Committee of more than three public companies.

(2)

The Board of Directors determined Mr. Child, Ms. Franke, Mr. Lavelle, Mr. Puleo, Ms. Schneck-Last, and Mr. Strong each qualified as a “Risk Management Expert” as such term is defined by the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) and the rules and regulations promulgated thereunder.

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CORPORATE GOVERNANCE

Risk Oversight

The Board of Directors and its committees oversee Sallie Mae’s overall strategic direction, including setting risk management philosophy, tolerance and parameters, and establishing procedures for assessing the risks of each business line as well as the risk management practices the management team develops and utilizes. Management escalates to the Board of Directors and/or its committees any significant departures from established tolerances and parameters and reviews new and emerging risks. Throughout the year, the Board of Directors and/or its committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail with senior management, including risks related to cybersecurity. The primary risk oversight responsibilities of each of the standing committees of the Board of Directors are as follows:

Audit Committee

•  review of financial statements and periodic public reports;

•  sufficiency of internal controls over financial reporting and disclosure controls;

•  engage and communicate with our independent registered public accounting firm; and

•  operation of internal audit function, staffing, and work plan.

Nominations, Governance and Compensation Committee

•  all compensation and benefits for our CEO, Executive Officers, and independent directors;

•  equity-based compensation plans;

•  management’s administration of employee benefit plans;

•  management succession planning;

•  confirm our incentive compensation practices properly balance risk and reward and do not encourage excessive risk-taking;

•  implement good governance policies and measures for Sallie Mae and our Board of Directors;

•  recommend nominees for election to the Board of Directors;

•  conduct assessments of the performance of the Board of Directors and its committees; and

•  review related party transactions.

Risk Committee

•  monitor our major risk categories, including credit, funding and liquidity, market, compliance, legal, operational, reputational and strategic, as well as our risk management capabilities, including those related to financial product safety, information and data security, privacy, crisis preparedness, business continuity, and disaster recovery plans (which responsibilities include oversight of the Company’s cybersecurity risk, profile assessments, and monitoring, as well as review of the Company’s strategy to mitigate cybersecurity risks);

•  review, approve, and authorize the terms and conditions of any loan securitization transaction, loan sale, or debt transaction of our Company or our affiliates;

•  review our risk management framework and supporting governance structure, roles, and responsibilities established by management;

•  facilitate the distribution of risk-related information provided to the Risk Committee across and among the Board of Directors and its other committees, including cybersecurity and other information security issues, risks, and threats; and

•  review our risk appetite framework and conduct regular reviews of key risk measures.

Strategic Planning Committee • engage the CEO and senior management in the strategic planning process and recommend proposals regarding the Company’s long-term strategic initiatives.	Preferred Stock Committee • monitor and evaluate our business activities in light of the rights of holders of the Company’s preferred stock.

The Bank Committees

All members of the Board of Directors also serve as members of the board of directors of the Bank and its committees. Our Audit, NGC, Risk, and Strategic Planning committees perform similar oversight roles for the Bank. Separately, a Compliance Committee of the Bank Board of Directors has oversight over the establishment of standards related to our monitoring and control of legal and regulatory compliance risks and the qualification of employees overseeing these functions. The Compliance Committee oversees the Bank’s Community Reinvestment Act (“CRA”) program and monitors its progress towards its CRA performance goals. Through the Bank’s CRA program, the Bank focuses on access to finance by fulfilling its CRA obligations through consumer and community development lending, qualified investments, including grants to community development organizations and education scholarships to low- and moderate-income persons, and community development service activity, focusing on underserved communities in the Bank’s assessment area. During the 2019-2020 Board term, the Chair of the Compliance Committee was Mr. Strong. Other members of the Compliance Committee were Mr. Goode, Mr. Puleo, Mr. Shiebler, and Mr. Quinlan.

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Nominations Process

The NGC Committee considers for nomination to the Board of Directors candidates recommended by stockholders and members of the Board of Directors. The candidates are evaluated based on the needs of the Board of Directors and Sallie Mae at that time. The Board of Directors seeks representation that reflects gender, ethnic, and geographic diversity. The minimum qualifications and attributes the NGC Committee believes a director nominee must possess include:

•	Knowledge of the business of Sallie Mae;

•	Proven record of accomplishment;

•	Willingness to commit the time necessary for Board of Directors service;

•	Integrity and sound judgment in areas relevant to the business;

•	Impartiality in representing stockholders;

•	Ability to challenge and stimulate management; and

•	Independence.

To recommend a candidate, stockholders should send, in writing, the candidate’s name, credentials, contact information, and his or her consent to be considered as a candidate to the Chair of the NGC Committee at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713. The stockholder should also include his or her contact information and a statement of his or her share ownership. The nomination deadline for the 2020 Annual Meeting has now closed. A stockholder wishing to nominate a candidate must comply with the notice and other requirements described under “Stockholder Proposals for the 2021 Annual Meeting” in this proxy statement.

Related Party Transactions

Sallie Mae has a written policy regarding review and approval of related party transactions. Transactions covered by the policy are transactions involving Sallie Mae in excess of $120,000 in any year in which any director, nominee, executive officer, or greater-than-five percent beneficial owner of the Company, or any of their respective immediate family members, has or had a direct or indirect material interest, other than solely as a director and/or less-than-ten percent owner of an entity involved in the transaction (“Related Party Transactions”). Loans made in the ordinary course of Sallie Mae’s business to executive officers, directors, and their family members are considered Related Party Transactions and are pre-approved. Moreover, the Bank has also adopted written policies to implement the requirements of Regulation O of the Board of Governors of the Federal Reserve System, which restricts the extension of credit to directors and executive officers and their family members and other related interests. Under these policies, extensions of credit that exceed regulatory thresholds must be, and are, approved by the Board of Directors of the Bank. In 2019, the Company issued a credit card to Mr. Thome with a total of $10,000 of credit extended to him. Such credit card was issued in the ordinary course of business; is on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company; and does not involve more than the normal risk of collectability or present other features unfavorable to the Company. Since January 1, 2019, we have not had any other transactions with related persons required to be disclosed under Item 404(a) of Regulation S-K, and no such transactions are currently proposed.

Under the Related Party Transactions policy, the General Counsel will notify the Chair of the NGC Committee of any proposed Related Party Transaction, and the Chair of the NGC Committee will determine if approval under the policy is required. If required, the NGC Committee will then review the proposed Related Party Transaction and make a recommendation to the Board of Directors regarding whether to approve the transaction. In considering a transaction, the NGC Committee takes into account whether a transaction would be on terms no less favorable than to an unaffiliated third-party under the same or similar circumstances, among other factors.

Environmental, Social and Governance Practices

In conducting our business, we continually pursue practices that we believe will drive sustainable, long-term growth and profitability. Such “environmental, social and governance” or “ESG” practices mean different things to different investors and to the organizations that evaluate and rate ESG practices. For us, ESG practices mean we embrace the core principles of corporate responsibility and social purpose through everything we do for our customers, employees, communities, and environment. Our actions are shaped by our mission and purpose—helping families achieve the dream of a higher education. As an application of ESG practices, the Global Reporting Initiative Standards, the

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CORPORATE GOVERNANCE

Sustainability Accounting Standards Board, and the United Nations Sustainable Development Goals (“SDGs”) are considered a roadmap for corporations to serve the long-term goals of society. These SDGs include SDG 4-Quality Education (“SDG 4”), which aims to ensure inclusive and quality education for all. We support the general goals of SDG 4 and agree that education is one of the most powerful and proven vehicles for sustainable development. We support the goal of universal access to quality higher education, whether it be for a degree program, continuing education, or certificate training.

At its core, education creates opportunities for individuals to realize their dreams, succeed, and lead more fulfilling and purposeful lives. Those who attend and graduate from college move forward with a wide range of personal, financial, and other lifelong benefits, including an ability to positively affect the outcomes of our most significant societal challenges.

ESG at a Glance

We describe some of our key ESG practices in this section, but more details regarding ESG can be found in our inaugural Corporate Social Responsibility Report (“CSR Report”) that was published in March 2020 and available on our website at http://www.salliemae.com/csr. The CSR Report is not incorporated by reference herein, and is not a part of this proxy statement or the 2019 Form 10-K.

Our Customers

As the premier financial brand for college and continuous education, we are in the business of building prosperous futures by providing access, planning outcomes, and helping students and families responsibly fund their future. Along with a company-wide commitment to honesty, dependability, and integrity, we are committed to:

•	Offering our customers a diversified set of fairly priced products;

•	Increasing our customers’ long-term financial stability;

•	Treating our customers and partners with respect;

•	Rewarding successful customer credit management (on-time payment incentive);

•	Contributing time and resources to improving our community; and

•	Creating a work environment that enables our employees to reach their potential.

These commitments form the foundation of our mutual success. In addition, we are committed to helping our next generation make informed decisions about their education. After all, education in all forms is the foundation for success, an equalizer of opportunities, and a proven pathway to economic mobility.

Human Capital Management and Talent Development

We value our highly-skilled employees at all levels who help us drive sustainable, long-term growth, and profitability. We express our appreciation through:

•	Policies and programs to identify, develop, retain, and promote talent from within our workforce;

•	Our management incentive plan and long-term incentive plan providing for cash and equity bonuses to employees to help incentivize employee productivity, which contributes to our success;

•

Our policies intended to provide equal opportunity for all employees and job applicants without regard to race, ethnicity, religion, sex, sexual orientation, age, disability, national origin, marital status, citizenship status, protected veteran status, genetic information, gender identity, or any other basis prohibited by applicable law; and

•	Opportunities given to employees so they may serve their communities through the Sallie Mae Employee Volunteer Program and the Sallie Mae Employee Matching Gift Program.

Community

At Sallie Mae, we are passionate about getting involved and giving back in the communities where we live and work. We strive to help create brighter futures by working directly with not-for-profit organizations such as Big Brothers Big Sisters, Special Olympics, and Folds of Honor. Sallie Mae employees regularly volunteer in their communities, collecting and donating gifts to local families, educating grade school students on financial literacy and consumer finance, and packing meals for families in need.

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Environmental Stewardship and Attention to Climate Change

We continue to make improvements at our facilities as we are committed to improving the environmental sustainability of our business by using resources and materials thoughtfully, all of which have a positive environmental impact on the communities in which we operate. More broadly, our country’s environmental challenges are better and more meaningfully understood and addressed by an educated population. Sallie Mae is proud of the role we play in building a more educated and sustainable tomorrow.

Political Expenditures

Our current policy on political activities is publicly available on our website at www.salliemae.com under “For Investors” and sets forth the principles regarding our stance on political activities. We comply with federal, state, and local lobbying registration and disclosure requirements, and we do not engage in grassroots lobbying. We work closely with the NGC Committee to review and reconsider our existing policies, procedures, and decision-making approaches to government relations and political activities.

At this time, we have one long-term, experienced employee engaged in lobbying activities exclusively related to matters that directly or indirectly affect the Private Education Loan industry and our mission. The compensation of the employee, and other executives, for time attributed to lobbying activity is reported as lobbying expenditure. That employee manages one external, bipartisan lobbying/consulting firm that assists with the same objectives, and we report the expenditures made to this firm in our lobbying disclosures. Our involvement with industry associations is limited to those associations comprised of financial institutions with similar interests.

Quarterly disclosures detailing our lobbying activities and expenditures, as required by the Lobbying Disclosure Act of 1995, are posted online by the Clerk of the U.S. House of Representatives and the Secretary of the U.S. Senate. Disclosures relating to contributions by our Political Action Committee are posted online by the Federal Election Commission (“FEC”). We will continue to comply with all applicable laws and regulations on disclosure of those activities.

At this time, we do not believe the preparation and dissemination of any additional reports on these matters would provide any meaningful information to our stockholders. We will continue to consider the value to stockholders of additional reporting of our political activities as our activities evolve, and review this matter periodically with the NGC Committee.

The Sallie Mae Political Action Committee (“PAC”)

In June 2015, we formed the Sallie Mae PAC. All of the assets and activities of its predecessor prior to the Spin-Off (the “Spin-Off”) of Navient Corporation (“Navient”) in April 2014 were assumed and taken over by Navient in connection with the Spin-Off.

Our PAC is governed by an Advisory Board comprised of six employees, who represent different divisions within the Sallie Mae organization. The PAC’s Advisory Board reviews and approves all PAC and corporate political contributions. The PAC’s Advisory Board evaluates candidates on the basis of their views on issues that impact us or our employees. It also takes note of whether our facilities or employees reside in a candidate’s district or state.

Our PAC contributions are published on the FEC website.

Stockholder Communications with the Board

Stockholders and other interested parties may submit communications to the Board of Directors, the non-management directors as a group, the Lead Independent Director, or any other individual member of the Board of Directors by contacting the Lead Independent Director in writing at corporatesecretary@salliemae.com or c/o Corporate Secretary, SLM Corporation, 300 Continental Drive, Newark, Delaware 19713.

Code of Business Conduct

We have a Code of Business Conduct that applies to Board of Directors members and all employees. The Code of Business Conduct is available on our website (www.salliemae.com under “For Investors”) and a written copy is available from the Corporate Secretary. We intend to post amendments to or waivers of the Code of Business Conduct, if any (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer, or any director), at this location on our website.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee hereby reports as follows:

1.

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Company’s management.

2.

The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (the “Commission”).

3.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB, regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence.

4.	The Audit Committee has an established charter outlining the practices it follows. The charter is available on the Company’s website at www.salliemae.com under “For Investors.”

5.

The Audit Committee’s charter requires the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by the firm during the year. In addition, engagements may arise during the course of the year that are outside the scope of the initial services and fees approved by the Audit Committee. Any such additional engagements are approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated by the Audit Committee. For each category of proposed service, the independent registered public accounting firm is required to confirm that the provision of such services does not impair its independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table on the following page were authorized and approved by the Audit Committee in compliance with the pre-approval requirements described herein.

6.

Based on the review and discussions referred to in paragraphs (1) through (5) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Commission.

Audit Committee

Marianne M. Keler, Chair

Paul G. Child

Mary Carter Warren Franke

Mark L. Lavelle

Jim Matheson

Vivian C. Schneck-Last

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Independent Registered Public Accounting Firm Fees for 2019 and 2018

Aggregate fees billed for services performed for Sallie Mae by its independent accountant, KPMG, for fiscal years ended December 31, 2019 and 2018, are set forth below.

	2019	2018

Audit Fees	$2,110,910	$1,954,495

Audit-Related Fees	$546,000	$711,000

Tax Fees	—	$42,375

All Other Fees	—	—

Total	$2,656,910	$2,707,870

Audit Fees. Audit fees include fees for professional services rendered for the audits of the consolidated financial statements of Sallie Mae and statutory and subsidiary audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees include fees for assurance and other services related to service provider compliance reports, trust servicing and administration reports, internal control reviews, and attest services that are not required by statute or regulation.

Tax Fees. Tax fees include fees for federal and state tax compliance, and tax consultation services.

All Other Fees. All other fees for the fiscal year ended December 31, 2019 were $0. All other fees for the fiscal year ended December 31, 2018 were $0.

Pre-Approval Requirements

The Audit Committee’s charter addresses the approval of audit and non-audit services to be provided by the independent registered public accounting firm to the Company. The Audit Committee’s charter requires all services to be provided by our independent registered public accounting firm be pre-approved by the Audit Committee or its Chair. Each approval of the Audit Committee or the Chair of the Audit Committee must describe the services provided and set a dollar limit for the services. The Audit Committee, or its Chair, pre-approved all audit and non-audit services provided by KPMG during 2019. Reporting is provided to the Audit Committee regarding services the Chair of the Audit Committee pre-approved between committee meetings. The Audit Committee receives regular reports from management regarding the actual provision of all services by KPMG. No services provided by our independent registered public accounting firm were approved by the Audit Committee pursuant to the “de minimis” exception to the pre-approval requirement set forth in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

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OWNERSHIP OF COMMON STOCK BY 5 PERCENT OR MORE HOLDERS

OWNERSHIP OF COMMON STOCK BY 5 PERCENT OR MORE HOLDERS

The following table provides information about each stockholder known to Sallie Mae to beneficially own five percent or more of the outstanding shares of our Common Stock, based solely on the information filed by each such stockholder in 2020 for the year ended December 31, 2019 on Schedule 13G/A or on Schedule 13F-HR, as applicable, under the Exchange Act.

Name and Address of Beneficial Owner	Shares(1)	Percent(1)

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	39,923,855	9.5%

The Vanguard Group, Inc.(3) 100 Vanguard Blvd. Malvern, PA 19355	39,270,863	9.3%

ValueAct Holdings, L.P.(4) 1 Letterman Drive, Building D, 4th Floor San Francisco, CA 94129	39,184,254	9.3%

T. Rowe Price Associates, Inc.(5) 100 E. Pratt Street Baltimore, MD 21202	23,639,245	5.5%

CI Investments Inc.(6) 2 Queen Street East, 20th Floor Toronto, Canada A6 M5C 3G7	21,914,233	5.2%

(1)

Based on information in the most recent Schedule 13G/A or Schedule 13F-HR, as the case may be, filed with the SEC pursuant to the Exchange Act with respect to holdings of the Company’s Common Stock as of December 31, 2019. Percentages are based on computations contained in the Schedule 13G/A of the reporting entity and other information we reasonably believe to be accurate.

(2)

Information is as of December 31, 2019 and is based upon a Schedule 13G/A, filed with the SEC on February 6, 2020, by BlackRock, Inc., a Delaware corporation. The reporting entity reported the sole power to vote or direct the voting for 38,005,918 shares of Common Stock and the sole power to dispose of or direct the disposition of 39,923,855 shares of Common Stock.

(3)

Information is as of December 31, 2019 and is based upon a Schedule 13G/A, filed with the SEC on February 12, 2020, by The Vanguard Group, Inc., a Pennsylvania corporation. The reporting entity reported the sole power to vote or direct the voting for 222,378 shares of Common Stock, the shared power to vote or direct the voting for 82,251 shares of Common Stock, the sole power to dispose of or direct the disposition of 39,027,690 shares of Common Stock, and shared power to dispose of or direct the disposition of 243,173 shares of Common Stock.

(4)

Information is as of December 31, 2019 and is based upon a Schedule 13F-HR, filed with the SEC on February 14, 2020, by ValueAct Holdings, L.P. The reporting entity reported the sole power to vote or to direct the vote for 39,184,254 shares of Common Stock.

(5)

Information is as of December 31, 2019 and is based upon a Schedule 13G/A, filed with the SEC on February 14, 2020, by T. Rowe Price Associates, Inc., a Maryland corporation. The reporting entity reported the sole power to vote or direct the voting for 7,864,939 shares of Common Stock and sole power to dispose of or direct the disposition of 23,639,245 shares of Common Stock.

(6)

Information is as of December 31, 2019 and is based upon a Schedule 13F-HR, filed with the SEC on February 11, 2020, by CI Investments Inc. The reporting entity reported the sole power to vote or to direct the vote for 21,914,233 shares of Common Stock.

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OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of Sallie Mae’s Common Stock by: (i) our current directors and nominees; (ii) the Named Executive Officers listed in the Summary Compensation Table; and (iii) all of the Company’s current directors and executive officers as a group. Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has or shares voting and/or investment power as well as shares that may be acquired within 60 days (such as by exercising vested stock options). Information is provided as of February 28, 2020, unless noted otherwise. As of February 28, 2020, the Company had 419,962,492 outstanding shares of Common Stock. The beneficial owners listed have sole voting and investment power with respect to shares beneficially owned, except as to the interests of spouses or as otherwise indicated.

	Shares	Vested Options(1)	Total Beneficial Ownership	Percent of Class

Directors and Director Nominees

Paul G. Child	52,693	—	52,693	*

Mary Carter Warren Franke	50,836	—	50,836	*

Earl A. Goode	128,365	4,804	133,169	*

Marianne M. Keler(2)	87,443	—	87,443	*

Mark L. Lavelle	10,869	—	10,869	*

Jim Matheson	45,092	—	45,092	*

Frank C. Puleo	139,487	4,804	144,291	*

Raymond J. Quinlan	1,011,283	—	1,011,283	*

Vivian C. Schneck-Last	44,783	—	44,783	*

William N. Shiebler(3)	65,364	—	65,364	*

Robert S. Strong	67,836	—	67,836	*

Jonathan W. Witter (4)	—	—	—	—

Kirsten O. Wolberg	26,081	—	26,081	*

Named Executive Officers

Steven J. McGarry(5)	220,077	15,168	235,245	*

Paul F. Thome	135,492	15,168	150,660	*

Donna F. Vieira	9,373	—	9,373	*

Nicolas Jafarieh(6)	34,778	—	34,778	*

Current Directors and Executive Officers as a Group (19 Persons)	2,189,816	40,855	2,230,671	*
*	Represents beneficial ownership of less than 1 percent.

(1)	Shares that may be acquired within 60 days of February 28, 2020, through exercise of vested net settled options. Net settled options are shown on a “spread basis” and if not in-the-money shown as 0.

(2)	Includes 76,574 shares held in trust.

(3)	Includes 1,027 shares held in trust and 10,000 shares held in a partnership.

(4)	Effective April 20, 2020, Mr. Witter was appointed CEO as well as a director on the Board of Directors. As of February 28, 2020, Mr. Witter did not own any shares of Company Common Stock.

(5)	Includes 111 shares credited as phantom stock units due to a deferred compensation plan account.

(6)	Includes 2,083 shares that vested on March 1, 2020.

2020 Proxy Statement — SLM CORPORATION    23

EXECUTIVE OFFICERS

EXECUTIVE OFFICERS

Our executive officers are appointed annually by the Board of Directors. The following sets forth biographical information concerning Sallie Mae’s executive officers who are not directors. Biographical information for Mr. Witter is included in Proposal 1—Election of Directors.

Name and Age	Position and Business Experience

Steven J. McGarry 62

•  Executive Vice President and Chief Financial Officer, SLM Corporation—May 2014 to present; Senior Vice President—Corporate Finance and Investor Relations, SLM Corporation—June 2013 to April 2014; Senior Vice President—Investor Relations, SLM Corporation—June 2008 to June 2013

Paul F. Thome 69

•  Executive Vice President and Chief Administrative Officer, SLM Corporation and President of Sallie Mae Bank—February 2016 to present; Senior Vice President, SLM Corporation and President of Sallie Mae Bank—January 2011 to February 2016; Senior Vice President—Business Finance, SLM Corporation—March 2009 to January 2011

•  Chief Financial Officer and Co-Founder, Credit One Financial Services LLC-October 2006 to March 2009

•  Executive Vice President, MBNA Corporation—1996 to 2006

Donna F. Vieira 55

•  Executive Vice President and Chief Marketing Officer, SLM Corporation—January 2019 to present

•  Chief Marketing Officer, Consumer Banking and Wealth Management, JPMorgan Chase—May 2014 to October 2018

•  Chief Marketing Officer, Chase Business Banking, JPMorgan Chase—April 2011 to May 2014

•  Senior Vice President, Relationship Manager, Dun & Bradstreet—March 2010 to April 2011

•  Senior Vice President, General Manager Small Business Products, Dun & Bradstreet—July 2008 to March 2010

Jonathan R. Boyles 53	• Senior Vice President, Controller, SLM Corporation—May 2014 to present; Vice President, Corporate Financial Reporting and Accounting Policy, SLM Corporation—May 2010 to April 2014

Jeffrey F. Dale 58

•  Senior Vice President and Chief Risk Officer, SLM Corporation—July 2014 to present

•  North American Group Risk Director, Citigroup—February 2009 to July 2014

•  Divisional Risk Officer, Lloyds TSB—July 2006 to February 2009

Nicolas Jafarieh 45

•  Senior Vice President and General Counsel, SLM Corporation—March 2018 to present

•  Senior Vice President, Deputy General Counsel, and Assistant Corporate Secretary, SLM Corporation—February 2017 to March 2018

•  Vice President, Associate General Counsel, and Assistant Corporate Secretary, SLM Corporation—December 2013 to February 2017

•  Managing Director and Associate General Counsel, Sallie Mae, Inc.—February 2010 to December 2013

•  Associate General Counsel, Sallie Mae, Inc.—June 2008 to February 2010

24    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Roadmap

Executive Summary

In this Compensation Discussion and Analysis (“CD&A”), we describe our compensation practices and programs in the context of our NEOs. It is worth noting our compensation practices and programs applicable to our NEOs in many cases also apply to senior executive employees other than our NEOs. In addition, as previously disclosed, on April 19, 2020, following his tenure as Chairman and CEO for the Company, Mr. Quinlan no longer serves as CEO and Mr. Witter was appointed CEO, effective as of April 20, 2020.

We continue to refine our executive compensation practices and programs through feedback from stockholders, alignment with our performance, and continuing assessments of competitive practices. We use these practices and programs to attract, motivate and retain our NEOs and other executives. In particular, we will explain how the NGC Committee of the Board of Directors made 2019 compensation decisions for our NEOs.

Our primary business is to originate and service high-quality Private Education Loans. “Private Education Loans” are education loans for students or their families that are not made, insured or guaranteed by any state or federal government. We also offer a range of deposit products insured by the Federal Deposit Insurance Corporation and operate a consumer savings network that provides financial rewards on everyday purchases to help families save for college. In 2019, nearly 456,000 families chose us as their Private Education Loan provider, more than any other private student loan lender. We originated $5.6 billion of Private Education Loans, an increase of 6 percent from the year ended December 31, 2018. As of December 31, 2019, we had $22.9 billion of Private Education Loans, net, outstanding.

Our performance-based compensation programs, including our 2019 Management Incentive Plan (“2019 MIP”) and grant of PSUs, focus our senior executives on goals which drive our financial performance. As discussed in more detail herein, our 2019 MIP encourages executives to focus on customer growth (through metrics such as private education loan originations, customer ease, and pre-tax, pre-provision income), while both our 2019 MIP and PSU grants ensure that such growth comes from high credit quality loans (through metrics such as weighted average origination FICO score for Private Education Loans, gross Private Education Loan defaults as a percentage of average loan balances in repayment, and cumulative charge-offs). In addition to the more traditional financial metrics (core earnings per share and operating efficiency ratio), these goals focused our senior executives’ attention on increasing the number of Private Education Loans we originated in 2019.

2020 Proxy Statement — SLM CORPORATION    25

COMPENSATION DISCUSSION AND ANALYSIS

The compensation set forth in this CD&A, and the amounts provided by our NGC Committee and the Board of Directors in connection with the 2019 MIP and PSU grants, were determined before the COVID-19 crisis was taken into account. The unfolding COVID-19 crisis, including its impact on the economy and our business, will be taken into account in reviewing and setting compensation for our NEOs on a go-forward basis.

Compensation Philosophy

The pay-for-performance philosophy underlying our executive compensation program provides a competitive total compensation program tied to both Company and individual performance and aligned with the interests of our stockholders. We use the following principles to implement our compensation philosophy and achieve our executive compensation program objectives:

•

Tie a significant portion of the total compensation of our executives to the achievement of enterprise-wide goals that drive shareholder value pursuant to the 2019 MIP, as described in further detail on page 34.

•	Focus executive compensation towards long-term equity-based incentives to reward long-term growth and focus management on sustained success and shareholder value creation.

•

Grant PSUs tied to (i) cumulative charge-offs, (ii) pre-tax, pre-provision income, and (iii) total shareholder return (“TSR”) as a modifier to further align executive compensation with the long-term, sustainable performance of the Company.

•	Establish stock ownership guidelines that link the interests of our executives with our common stockholders.

•	Provide base salaries that are competitive and permit us to attract, motivate, and retain those executives who drive our success.

•	Provide competitive employee benefits and limited perquisites.

Named Executive Officers

For the fiscal year ended December 31, 2019, our Named Executive Officers were:

Raymond J. Quinlan(1) Chairman of the Board of Directors and Former Chief Executive Officer	Steven J. McGarry Executive Vice President and Chief Financial Officer	Paul F. Thome Executive Vice President and Chief Administrative Officer	Donna F. Vieira Executive Vice President and Chief Marketing Officer	Nicolas Jafarieh Senior Vice President and General Counsel

(1)

As part of our succession planning process, Mr. Quinlan no longer serves as CEO, effective as of April 19, 2020, and will no longer serve as a director or Chairman of the Board of Directors, effective as of June 18, 2020.

26    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Practices Summary

What We Do	What We Don’t Do

✓  Tie significant portions of compensation to Company performance

✓   Utilize the 2019 MIP containing a formulaic funding mechanism (based on quantitative metrics) for annual bonuses

✓   Utilize an LTIP with a significant weighting toward PSUs that only deliver compensation based on achievement against rigorous quantitative goals

✓   Annually review and refine all compensation programs and policies based on feedback from stockholders, our independent compensation consultant, and market best practices

✓  Mitigate risk-taking by utilizing equity awards vesting over a three-year period, while placing caps on potential payments and maintaining equity (as well as cash bonus) clawback provisions

✓   Require significant share ownership by the CEO, Executive Vice Presidents, and Senior Vice Presidents

✓   NGC Committee, comprised only of independent directors, determines achievement of both corporate and individual performance of NEOs, as well as all aspects of their compensation and incentives

✓  Annually assess risk of significant employee incentive compensation plans

✓  Retain an independent compensation consultant to advise on market practices and specific compensation programs

×   Since 2014, no individual employment agreements have been entered into

×   No individual change-in-control agreements

×   No “single-trigger” change-in-control agreements

×   No excise tax gross-ups

×   No hedging or pledging of Common Stock

×   No single-trigger accelerated settlement of equity awards

×   No above-market returns on deferred compensation plans

×   No pension benefits provided

Stockholder Engagement & Say-on-Pay Results

STOCKHOLDER ENGAGEMENT

Spring	Summer	Fall	Winter

•  Active outreach with institutional holders to discuss important governance items to be considered at Annual Meeting

•  Publish annual communications to stockholders including the proxy statement and Form 10-K

•  Conduct Annual Meeting

•  Review results and feedback from Annual Meeting with institutional holders

•  Share investor feedback with the Board of Directors

•  Active outreach with institutional holders to discuss vote and follow up issues

•  Conduct annual Board of Directors assessment of governance

• Active outreach with institutional holders to identify focus and priorities for the coming year

•  Perform peer group compensation analysis to ensure compensation is appropriate based on financial performance comparisons

•  Review governance practices and trends, regulatory developments, and our governance framework

2020 Proxy Statement — SLM CORPORATION    27

COMPENSATION DISCUSSION AND ANALYSIS

We engage with our stockholders and proxy advisory firms throughout the year and provide stockholders with an annual opportunity to cast an advisory say-on-pay vote. At our 2019 annual meeting of stockholders, approximately 96 percent of the votes present voted in favor of our say-on-pay proposal. Additionally, in 2019 management reached out to investors owning a majority of the outstanding shares and discussed our executive compensation program and other compensation-related matters with a number of them. Through our stockholder engagement and strong say-on-pay vote, we gathered important information on how our compensation policies could continue to improve and continued practices that encourage sustainable long-term growth. We continue to focus on performance-based compensation for our NEOs as we (i) tie a significant portion of total NEO compensation to the achievement of performance metrics and goals pursuant to the 2019 MIP and (ii) award a greater percentage of each NEO’s LTIP in the form of PSUs. In 2019, we increased the amount of PSUs awarded to NEOs under the LTIP from 25 percent to 50 percent. Stockholder engagement and the outcome of the say-on-pay vote results will continue to inform future compensation decisions.

Historical Say-on-Pay Vote

Annual Meeting Year	2015	2016	2017	2018	2019
For Say-on-Pay Vote	86.8%	87.1%	89.6%	92.2%	96.0%

Stock Performance

Our stock generated a three-year total return for stockholders of negative 18.1 percent from 2017 through 2019, compared to 4.3 percent for our peer group of companies, 36.0 percent for the S&P Supercomposite Consumer Finance Sub Industry Index, and 3.0 percent for the S&P 400 Regional Bank Sub-Industry Index. As of December 31, 2019, we ranked in the 5th percentile of total returns for the three-year period of our peer group.

Total Shareholder Return

12/31/16-12/31/19

*	For the full roster of members of our peer group, please refer to the section below on page 43 entitled “Peer Group Analysis.”

Over the last three years, we have increased Total Assets by 76 percent and Diluted Earnings Per Common Share by 145 percent. During this three-year period, the Total Shareholder Return for the Company was negative 18.1 percent.

Highlights of Company Performance

•	2019 Net Income Attributable to Common Stock (calculated in accordance with Generally Accepted Accounting Principles (“GAAP”)) of $561 million as compared to $472 million in the prior year.

•	$1.30 Diluted Earnings Per Common Share for 2019 as compared to $1.07 for the prior year.

•	Private Education Loan Originations of $5.6 billion in 2019 as compared to $5.3 billion in 2018, a six percent increase year-over-year.

•	Private Education Loan portfolio, net, totaled $22.9 billion at December 31, 2019, a 13 percent increase from December 31, 2018.

•	Total Assets of $32.7 billion at December 31, 2019 as compared to $26.6 billion at December 31, 2018.

28    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Achievement of 2019 Management Objectives

In 2019, we set out the following major goals for ourselves: (1) prudently grow our Private Education Loan assets and revenues; (2) maintain our strong capital position; (3) continue our Personal Loan1 and credit card initiatives to increase the level of engagement with our existing customers and attract new customers; (4) manage operating expenses while improving efficiency; (5) maintain our strong governance, risk oversight and compliance infrastructure; and (6) leverage our culture to engage employees, recognize and reward contributions to business results, and develop talent to support our business strategy and growth.

Management Objective	Highlights

Prudently Grow Private Education Loan Assets and Revenues

•  We pursued managed growth in our Private Education Loan portfolio in 2019 by leveraging our Sallie Mae brand, our relationship with approximately 2,400 colleges and universities, and our direct consumer marketing efforts. We achieved our goal of growing loan originations while maintaining overall credit quality and cosigner rates in our Smart Option Student Loan originations. Private Education Loan originations were 6 percent higher in 2019 compared with 2018. The average FICO scores at approval and the cosigner rates for originations in the year ended December 31, 2019 were 746 and 86.6 percent, compared with 746 and 87.2 percent for originations in the year ended December 31, 2018, respectively. In addition, to help facilitate the expected increase in our Private Education Loan originations and the increasing percentage of fixed-rate loans being selected by our customers, we maintained our diversified funding base in 2019. In 2019, we completed two asset-backed securities (“ABS”) secured financings totaling $1.1 billion compared with three ABS secured financings totaling $1.9 billion in 2018. We also raised fixed-rate brokered certificates of deposit in longer terms to manage potential interest rate risk.

Maintain Our Strong Capital Position

•  As our balance sheet grew in 2019, our regulatory capital ratios remained stable and we generated earnings and capital sufficient to cover the growth in our risk-weighted assets and remain significantly in excess of the capital levels required to be considered “well capitalized” by our regulators. As of December 31, 2019, the Bank had a Common Equity Tier 1 risk-based capital ratio of 12.2 percent, a Tier 1 risk-based capital ratio of 12.2 percent, a Total risk-based capital ratio of 13.4 percent and a Tier 1 leverage ratio of 10.2 percent, all exceeding the current regulatory guidelines for “well capitalized” institutions by a significant amount.

Continue our Personal Loan and Credit Card Initiatives to Increase the Level of Engagement With Our Existing Customers and Attract New Customers

•  In June 2019, we launched our suite of cash-back credit cards with unique bonus rewards designed to help cardholders develop financially responsible habits. We ended 2019 with 4,100 accounts. Early indications show strong customer engagement key performance indicators with an over 84 percent plastic activation rate and, of those activated, 74 percent utilized the card for purchases in 2019. The average FICO score at approval was 722 with an average credit line of over $4,600, both in line with our expectations.

•  In 2019, we originated $480 million of Personal Loans. However, in the fourth quarter of 2019, we elected to discontinue new originations to focus resources on our core strategic priorities and do not expect to originate or purchase any additional Personal Loans in 2020. We processed completed Personal Loan applications received by December 15, 2019 and continue to provide Personal Loan customers with the high-quality service they have come to expect. Our organic Personal Loan pilot produced valuable information and we will continue to monitor the performance of the portfolio as it seasons. Our test and learn approach on Personal Loans has helped us better understand the challenges and opportunities related to this product, which drove numerous data centric adjustments that improved both our underwriting and targeting strategies.

(1)	Personal Loans are defined as unsecured personal loans used for non-educational purposes.

2020 Proxy Statement — SLM CORPORATION    29

COMPENSATION DISCUSSION AND ANALYSIS

Management Objective	Highlights

Manage Operating Expenses While Improving Efficiency

•  We measure our effectiveness in managing operating expenses by monitoring our non-GAAP operating efficiency ratio[2]. Full-year 2019 non-interest expenses grew 3 percent year-over-year, while the non-GAAP operating efficiency ratio was 34.7 percent for the year ended December 31, 2019, compared with 41.0 percent for the year ended December 31, 2018. The non-GAAP operating efficiency ratio for the year ended December 31, 2018 was unfavorably affected by a $94 million decrease in other income due to a decrease in our tax indemnification receivable arising from the expiration of certain statutes of limitations regarding certain indemnified uncertain tax positions. Excluding this item, the non-GAAP operating efficiency ratio would have been 38.3 percent for the year ended December 31, 2018.

Maintain Our Strong Governance, Risk Oversight and Compliance Infrastructure

•  We maintain a strong governance framework, which includes robust oversight, education, policies and procedures supported by Enterprise Risk Management, Compliance and Internal Audit functions. In addition, given our relentless focus on customer experience, we continually monitor customer protection policies, procedures and compliance management systems, all of which are currently sufficient to meet or exceed currently applicable regulatory standards. Our goal is to leverage the governance framework to create further value and competitive advantage in the marketplace.

Leverage Our Culture to Engage Employees, Recognize and Reward Contributions to Business Results, and Develop Talent to Support our Business Strategy and Growth

•  In 2019, we continued to focus on providing tools and resources to enable employee growth and development of our core and leadership competencies. We improved the effectiveness of our annual performance review process by adding an assessment of our competencies and the related behaviors to further differentiate performance and effectively recognize and reward contributions. We launched a program that provides employees the opportunity to expand their knowledge and capability by temporarily transferring to a role in a different area of the business. In addition, we continued to drive completion of multi-rater performance assessments and development planning in support of our management succession plan.

For additional information with regard to each of these objectives and their achievement, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s 2019 Form 10-K.

(2)

For a description of how we calculate operating efficiency ratio, see Part II, Item 6. “Selected Financial Data” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial Measures—Operating Expenses” in the Company’s 2019 Form 10-K.

30    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Allocation of Compensation

The charts below illustrate, for our former CEO and separately for the other NEOs in aggregate, the percentage of 2019 compensation that consisted of base salaries, annual bonuses (determined and paid in cash in early 2020), and LTIP awards of restricted stock units (“RSUs”) and PSUs granted in early 2019.

2020 Proxy Statement — SLM CORPORATION    31

COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program in 2019 for our NEOs consisted of seven elements. These elements, as well as the reasons why each was chosen and the ways in which each achieves our compensation objectives, are described below:

Compensation Element		Description	Objective
Base Salary		Fixed cash compensation. Reviewed annually and adjusted as appropriate.	To provide a base level of cash compensation for senior executives based on level and responsibility.
Annual Incentive Bonus

Variable compensation. Annual bonus amounts for 2019 have been determined based on corporate and individual performance components. Corporate performance metrics were derived from management’s 2019 objectives identified in our annual business plan. Bonuses are payable in cash.

To encourage and reward senior executives for achieving annual corporate performance and individual goals.
Long-Term Equity-Based Incentives	RSUs and PSUs

Multi-year variable compensation. Generally granted annually. In 2019, the long-term equity-based incentive plan for the NEOs was further revised from 2018 to increase the proportion of PSUs, and 2019 awards consisted of 50 percent RSUs that vest in one-third increments over a three-year period and 50 percent PSUs (an increase from 25 percent from the prior year) that cliff vest in three years. The 2019 PSUs vest based upon (i) cumulative charge-offs from 2019-2021 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth-quarter of 2018 (50 percent weight) and (ii) pre-tax, pre-provision income at the end of 2021 (50 percent weight); with the total payout subject to a total shareholder return (from 2019-2021) modifier.

To motivate and retain senior executives by aligning their interests with that of stockholders through sustained performance and growth.
Other	Health, welfare, and retirement benefits	Fixed compensation. Company subsidies and matching contributions, respectively.	To promote employee health and protect financial security.
Deferred Compensation Plan and Supplemental 401(k) Savings Plan

Retirement benefit. The Sallie Mae Deferred Compensation Plan and the Supplemental 401(k) Savings Plan provide our highly compensated executives with a vehicle into which they can opt to defer a portion of their compensation for retirement. These opportunities are provided in lieu of any pension benefit plans.

To provide retirement planning opportunities.
Severance benefits

Fixed cash compensation-based severance payments. Equity awards generally continue to vest on their terms after changes of control, involuntary terminations other than for cause, or if the grantee voluntarily ceases employment and meets our retirement eligibility requirements. For more information, see “Arrangements with Named Executive Officers” below on page 55.

To maintain continuity of management in light of major restructurings or after a change of control and provide temporary income following involuntary terminations of employment other than for cause.
Perquisites

Fixed compensation. Consists primarily of executive physical examinations and, in limited instances, directed charitable giving made by an affiliate, The Sallie Mae Fund, upon request of our employees.

To provide business-related benefits to assist in attracting and retaining key executives.

32    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

How Our Compensation Decisions Are Made

Participant	Roles

Board of Directors

•  Independent members establish CEO’s compensation based on findings and recommendations of NGC Committee and Lead Independent Director.

•  Receives report from NGC Committee with respect to annual MIP target achievement, bonus pool funding, and PSU progress.

NGC Committee

•  Sets annual MIP and PSU targets and approves NEO individual performance goals at the beginning of each year.

•  Establishes annual long-term equity-based incentive plan awards for senior executives, including NEOs, and establishes related performance-based metrics.

•  Retains independent compensation consultant on annual basis.

•  Establishes peer group for comparative compensation data purposes.

•  Participates with Lead Independent Director in the annual performance and compensation review of CEO and recommendation to the Board of Directors.

•  Reviews and approves all aspects of NEO compensation.

•  Approves and/or certifies annual achievement of MIP targets, PSU targets, aggregate MIP bonus pool, and NEO individual performance goals.

Lead Independent Director	• Participates in development and delivery of CEO’s performance and compensation review.

NGC Committee Chair

•  Participates in development and delivery of CEO’s performance and compensation review.

•  Participates with CEO in final review and approval of all individual MIP and LTIP awards to all eligible senior executives other than NEOs.

Chief Executive Officer

•  Reviews performance of all other NEOs with NGC Committee and makes recommendations with regard to their salaries, bonuses, and LTIP awards.

•  Participates with NGC Committee Chair in final review and approval of all individual MIP and LTIP awards to all eligible senior executives other than NEOs.

Compensation Consultant

•  Assists the NGC Committee in the review and oversight of all aspects of our executive compensation programs, particularly as they relate to the development and interpretation of peer group membership, compensation data, and the design and implementation of executive compensation programs in light of prevailing regulatory and market practices.

Chief Risk Officer	• Conducts a risk assessment prior to the adoption of, and payment pursuant to, any employee incentive compensation plan to ascertain any potential material risks that may be created by such plan.

In establishing compensation levels and structures, policies, and performance for 2019, the NGC Committee also considered the results of the annual “say-on-pay” advisory vote of stockholders, which received the approval of approximately 96.0 percent of the shares present in person or represented by proxy and entitled to vote on the matter at our 2019 annual meeting of stockholders, and recommendations from stockholders as part of our stockholder outreach.

2020 Proxy Statement — SLM CORPORATION    33

COMPENSATION DISCUSSION AND ANALYSIS

2019 Management Incentive Plan for Named Executive Officers

The following are highlights of the 2019 MIP:

•	Under the 2019 MIP, the NEOs’ annual bonuses were paid 100 percent in cash.

•

Core Net Operating Income served as the performance metric for establishing the initial funding pool at 200 percent of target for the 2019 MIP, which is then adjusted downward based on the underlying plan metrics described below.

•	Annual bonus awards for NEOs under the 2019 MIP were determined based on an 80 percent corporate performance component and a 20 percent individual performance component.

•	The following six corporate goals were utilized under the 2019 MIP at the following weightings:

•	Core Earnings Per Share (35 percent)

•	Private Education Loan Originations (25 percent)

•	Operating Efficiency Ratio (20 percent)

•	Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Repayment (10 percent)

•	Weighted Average Origination FICO Score for Private Education Loans (5 percent)

•	Customer Ease (5 percent)

•	Each NEO in the 2019 MIP had an established target bonus opportunity, with no guaranteed minimum (i.e., the actual bonus could be 0 percent of target).

•	Included a clawback provision.

•	Chief Risk Officer completed a risk assessment of the 2019 MIP.

Management Incentive Plan Goal Setting

Each year, management develops a rigorous business plan that reflects the Company’s strategy for achieving operating and financial results to enhance franchise value while prudently growing our business. The Company’s business plan was the source of the performance goals approved by the NGC Committee for purposes of setting our 2019 MIP targets. These performance goals were carefully analyzed and subject to considerable review by the NGC Committee, with the advice of its independent compensation consultant.

Since our April 2014 separation from Navient, we have been able to consistently enhance franchise value by growing assets and earnings, maintaining conservative credit standards, and providing excellent customer service. As a financial institution, our targets for the 2019 MIP were designed to balance asset growth, credit quality, operating efficiency, risk management, and customer satisfaction, by utilizing a mix of financial metrics (core earnings per share and operating efficiency ratio), customer growth metrics (private credit loan originations and customer ease) and credit quality metrics (weighted average origination FICO and gross Private Education Loan defaults as a percentage of average loan balances in repayment).

In selecting objective performance metrics and establishing challenging target, threshold, and maximum levels of required performance, the NGC Committee considered the upcoming year’s business objectives and outlook in light of the unique dynamics of the consumer-banking sector at that point in time. Rather than only examining and relying upon the prior year’s targets and actual results—which may not reflect the current year’s changes to our strategic business plan—and challenges affecting our industry, the NGC Committee’s goal setting considers particular and timely market trends that are likely to impact our business based on current activity, as well as our Company’s projected growth and other factors specific to our business.

Core Net Operating Income served as the performance metric for establishing the initial funding pool at 200 percent of target for the 2019 MIP. The NGC Committee used that financial metric for the initial bonus pool funding because it reflects the Company’s performance for the year at the broadest level. The Company calculated Core Net Operating Income for 2019 as the sum of (a) Core Earnings attributable to the Company’s Common Stock and (b) preferred stock dividends paid by the Company in 2019. For a description of how we calculate “Core Earnings” and for a reconciliation of “Core Earnings” to the nearest comparable GAAP measure, see Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Key Financial Measures-Core Earnings” in our 2019 Form 10-K. Based on forecasted financial results, the Core Net Operating Income target for the 2019 MIP was set at $450.8 million. This represents an increase of $90.7 million from the $360.1 million target for the 2018 MIP. Based upon the Company’s satisfaction of the Core Net Operating Income target that had been set, the 2019 MIP funding pool was funded at 200 percent of target.

34    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Then, a combination of corporate metrics and individual performance goals were used to guide the NGC Committee in its exercise of downward discretion for determining the final awards to the NEOs. For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

For the corporate performance portion of the 2019 MIP, six corporate performance metrics were utilized. As discussed above, these metrics were derived from management’s 2019 objectives identified in our annual business plan. These metrics, their rationale, and the weightings at which they were set are discussed in the table below:

METRIC	WEIGHTING	RATIONALE FOR USING EACH METRIC

Core Earnings Per Share	35%

This is the primary metric used by management and investors to measure the Company’s success for the year.

For 2019, the NGC Committee approved a target of $1.266 for Core Earnings Per Share, an approximately 28 percent increase from the 2018 target of $0.986.

Private Education Loan Originations	25%

This measurement serves as a key indicator of the trajectory of our business, including our future earnings and asset growth.

For 2019, the NGC Committee approved a target of $5.7 billion for Private Education Loan Originations, an increase from the $5 billion target in 2018.

Operating Efficiency Ratio	20%

This is a key measurement to evaluate the expense discipline of the Company regarding costs attributable to running our business, building out our servicing and origination platforms, and investing in new products. This ratio motivates management to ensure that these expenses generate the expected amount of revenues to keep this ratio at or below plan.

For 2019, the “operating expenses” metric was changed to “operating efficiency ratio.” Management believes that the operating efficiency ratio is a better measure of success in expense management for 2019 because, while management may drive additional revenue, this revenue may also come with additional expenses. In an environment with no loan sales or unusual transactions that significantly cause earnings or expenses to fluctuate, operating efficiency ratio is a superior measure. The operating efficiency ratio takes into account the potential profitability of additional spending. Using operating expenses alone as a measure could penalize management for identifying and executing on opportunities that drive an increase in revenue but also drive an increase in operating costs.

For 2019, the NGC Committee approved an operating efficiency ratio target of 34.7 percent. In 2018, the operating efficiency ratio of the Company was 41.0 percent. The operating efficiency ratio for 2018 was unfavorably affected by a $94 million decrease in other income due to a decrease in our tax indemnification receivable arising from the expiration of certain statutes of limitations regarding certain indemnified uncertain tax positions. Excluding this item, the operating efficiency ratio for 2018 would have been 38.3 percent. For 2019, the NGC Committee approved an operating efficiency ratio target of 34.7 percent as we assumed a minimal increase in our expenses as we focused on prudently managing our costs.

Gross Private Education Loan Defaults as a Percentage of Average Loan Balances in Repayment	10%

This metric is used to measure the credit performance of our Private Education Loan portfolio, a significant indicator of the health of our business.

For 2019, the NGC Committee approved a target of 1.33 percent for Gross Private Education Loan Defaults, a decrease from the 1.53 percent target in 2018. The decrease was attributable to the improved Private Education Loan portfolio performance in the prior year.

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COMPENSATION DISCUSSION AND ANALYSIS

METRIC	WEIGHTING	RATIONALE FOR USING EACH METRIC

Weighted Average Origination FICO Score for Private Education Loans	5%

This metric serves as a key measurement of credit quality for Private Education Loans originated in the current year. This metric is used to ensure the consistency of our underwriting standards and confirm that our parameters are not loosened in a way that will reduce Private Education Loan portfolio credit quality.

For 2019, the NGC Committee retained its 2018 target of 745 for its Weighted Average Origination FICO Score for Private Education Loans. The NGC Committee determined a Weighted Average Origination FICO of 745 should continue to ensure that the credit parameters are not loosened in a way that would reduce Private Education Loan portfolio quality.

Customer Ease	5%

To better align with the industry and ensure that we measure the ease with which customers engage and receive service from us, this metric is used to measure the customer experience. Customer Ease is calculated as the inverse of the following: Calls into Service and Sales Agents divided by (Calls + Online Servicing Logins + Mobile Logins + Online Application Visits).

For 2019, the NGC Committee approved a target of 93.5 percent for Customer Ease, an increase from the 92 percent target in 2018.

Minimum, target, and maximum achievement levels were set for each performance metric and a weight assigned to each performance metric based on its relative importance to our overall operating plan. Our NEOs were each eligible to receive bonuses up to a stated maximum percentage of their base salary, not to exceed $5 million, assuming the initial funding threshold is achieved.

36    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2019 MIP Computation

In February 2019, the NGC Committee established the bonus pool funding and corporate performance goals. In January 2020, the NGC Committee and the Lead Independent Director reviewed our relative achievement of the previously established bonus pool funding and corporate performance goals, and after discussions with our former CEO, determined that for the year ended December 31, 2019: (i) the bonus pool should be funded at the maximum level of 200 percent of target based on the achievement of Core Net Operating Income of $563.6 million; and (ii) the weighted achievement of the 2019 MIP corporate performance goals was attained at a level of 97.0 percent of the targets set under the 2019 MIP.

Application of the 2019 MIP score, based on the corporate performance goals approved in February 2019, resulted in the following outcomes:

Corporate Performance Goal	Min	Target	Max	Actual Performance	Award Factor	Weighting	Corporate Performance Score
Core Earnings Per Share	$1.166	$1.266	$1.366	$1.269	102%	35%	35.6%
Private Education Loan Originations(1)	$5,450	$5,700	$5,950	$5,625	85%	25%	21.2%
Operating Efficiency Ratio(2)	38.2%	34.7%	31.2%	34.7%	99%	20%	19.8%
Gross Private Education Loan Defaults (as % of Average Loan Balances in Repayment)(3)	1.74%	1.33%	0.91%	1.34%	98%	10%	9.8%
Customer Ease(4)	87%	93.5%	100%	94.8%	110%	5%	5.5%
Weighted Average Origination FICO Score for Private Education Loans	735	745	755	746	101%	5%	5.1%
Total							97.0%

(1)

The Company did not achieve the private education loan originations target as a result of application variances to plan from March through July in 2019 as well as a shift in disbursement timing of $43 million from December 2019 to January 2020.

(2)	The Company nearly missed the operating efficiency ratio target because of slightly lower fee income than planned.

(3)

The Company nearly missed the gross private education loan defaults (as a percentage of average loan balances in repayment) target as a result of slightly lower average loan balances in repayment than planned.

(4)	As defined in the section above titled “2019 Management Incentive Plan for Named Executive Officers.”

Applying the 2019 MIP score of 97.0 percent and the NGC Committee’s assessment of each NEO’s individual achievements, which are discussed in further detail in the section titled “NEO Achievements” below, the annual bonus payment to each NEO under the 2019 MIP and its components are set forth below.

Named Executive Officer	Target Bonus as a % of Base Salary	2019 Target Bonus $ Amount	2019 Corporate Performance Bonus Component(1)	2019 Individual Performance Bonus Component	2019 Total Actual Bonus
Raymond J. Quinlan	150%	$1,395,000	$1,082,520	$279,000	$1,361,520
Steven J. McGarry	150%	$750,000	$582,000	$150,000	$732,000
Paul F. Thome	125%	$562,500	$436,500	$118,125	$554,625
Donna F. Vieira	125%	$562,500	$436,500	$118,125	$554,625
Nicolas Jafarieh	100%	$425,000	$329,800	$89,250	$419,050

(1)	For the NEOs, the corporate and individual performance components of their bonus targets were 80 percent and 20 percent, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 NEO Long-Term Incentive Program

In connection with our 2019 NEO LTIP awards, the NGC Committee utilized a combination of (i) 50 percent RSUs vesting in one-third increments over each anniversary of the grant date, and (ii) 50 percent PSUs vesting in 2022 upon certification by the NGC Committee as to satisfaction of the two performance factors and TSR modifier as described in more detail below. Our 2019 LTIP grants are intended to provide long-term incentive and performance-based compensation to our NEOs in order to retain and attract highly qualified executives and tie their performance to the performance of our Company, thus aligning their interests with the interests of our stockholders.

2019 PSUs for NEO Long-Term Incentive Awards

•  For the NEOs except for Ms. Vieira, we granted PSUs that:

•  vest between 0 percent to 187.5 percent in 2021 based on (i) the level of cumulative charge-offs from 2019-2021 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2018, (ii) pre-tax, pre-provision income at the end of 2021, and (iii) TSR from 2019-2021;

•  are equally weighted at 50 percent for each of the cumulative charge-offs goal and pre-tax, pre-provision income goal;

•  are adjusted upward or downward by as much as 25 percent in either direction based on the TSR modifier; and

•  vest upon the NGC Committee’s determination of actual performance relative to pre-established targets.

•  Ms. Vieira commenced her employment with the Company as an executive officer on January 14, 2019, and accordingly did not receive a PSU award in January 2019. Pursuant to her offer letter, Ms. Vieira received a sign-on equity award in January 2019 consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

Cumulative Charge-offs

We believe that emphasis on maintaining the credit quality of our Private Education Loans over the next three years is of critical importance to the Company. To measure our success, we selected cumulative charge-offs of our cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2018 as the relevant PSU credit quality metric. Cumulative charge-offs are a critical focus of the Company and are, therefore, a measure used in our awards of PSUs. Accordingly, we believe that linking our equity grants to cumulative charge-offs creates an appropriate way to measure and reward performance and drive profitable growth.

Pre-Tax, Pre-Provision Income

We believe that pre-tax, pre-provision income is an important measure of the Company’s current and future financial success. This metric measures the health of the business and reflects our ability to increase loan originations and effectively fund our loans. In addition, this metric evaluates our discipline in controlling expenses to support the Company’s loan growth. Pre-tax, pre-provision income is calculated by adding net interest income and non-interest income (excluding the impact from indemnified tax positions and gains/losses on derivatives and hedging activities, net) less total non-interest expense for the year ended December 31, 2021. Pre-tax, pre-provision income is an important metric for the Company as it correlates net interest income and operating expenses, two important metrics in determining our success, and is therefore a measure used in our awards of PSUs. Accordingly, we believe that linking our equity grants to pre-tax, pre-provision income creates an appropriate additional way to measure and reward long-term performance and drive profitable growth.

TSR

We believe TSR used as a modifier is important because it correlates directly with the Company’s stock price performance, which further aligns the interests of our management with those of our stockholders. Our TSR will be evaluated as compared to a defined set of comparable companies based on size, volatility, stock price correlation, and industry.

We annually review the metrics (and related target levels) used in our long-term incentive programs to ensure they remain aligned with our strategic plan and the interest of our stockholders. The PSU goals are derived from a rigorous process that involved input and discussions among the NGC Committee, our former CEO, the Chief Financial Officer, internal human resources, finance personnel, the NGC’s independent compensation consultant, and legal advisors.

38    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The table below sets forth the value of LTIP awards granted in January 2019:

Named Executive Officer	2019 LTIP RSUs ($)	2019 LTIP PSUs(1) ($)	2019 LTIP Total ($)
Raymond J. Quinlan	$1,750,000	$1,750,000	$3,500,000
Steven J. McGarry	$325,000	$325,000	$650,000
Paul F. Thome	$275,000	$275,000	$550,000
Donna F. Vieira(2)	—	—	—
Nicolas Jafarieh	$225,000	$225,000	$450,000

(1)

PSUs granted in 2019 to NEOs are disclosed in this column at the target level. PSUs will vest between 0 percent to 187.5 percent in 2021 based on (i) the level of cumulative charge-offs from 2019-2021 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2018, (ii) pre-tax, pre-provision income at the end of 2021, and (iii) TSR from 2019-2021.

(2)

Ms. Vieira commenced her employment with the Company as an executive officer on January 14, 2019 and accordingly did not receive an RSU or PSU award pursuant to the 2019 LTIP in January 2019. However, pursuant to her offer letter, Ms. Vieira received a sign-on equity award in January 2019 consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

NEO Achievements

Material factors considered in the Committee’s assessment of individual performance for 2019 include:

NEO	ACHIEVEMENTS
Raymond J. Quinlan, Chairman and Former Chief Executive Officer

Under Mr. Quinlan’s leadership, the Company achieved the following:

•  Prudently managed the Company’s 2019 growth:

•  Full-Year 2019 GAAP Net Income Attributable to Common Stock of $561 million or $1.30 Per Diluted Share (which is an Increase of 21 percent as compared to year-ago period on a Per Diluted Share basis);

•  Private Education Loan portfolio totaled $22.9 billion at end of 2019;

•  Private Education Loan originations were 6 percent higher in 2019 compared with 2018; and

•  Realized a 20.7 percent Return on Common Equity for 2019.

•  Completed two secured financings totaling $1.1 billion;

•  Maintained our strong capital position that significantly exceeds those ratios necessary to be considered “well capitalized” by the Federal Deposit Insurance Corporation.

•  Recognized by J.D. Power by providing “An Outstanding Customer Service Experience” for phone support;

•  Maintained a strong governance framework, which includes robust oversight, education, policies and procedures supported by enterprise risk management, compliance, and internal audit functions;

•  Led engaging quarterly townhall meetings and monthly employee interactions that fostered open discussions and valuable feedback from various employees in different departments of the Company;

•  Leveraged our culture to engage employees, recognize and reward contributions to business results, and develop talent to support the Company’s business strategy and growth; and

•  Collaborated with the Board of Directors, including the NGC Committee, with respect to succession planning.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS
Steven J. McGarry, Executive Vice President and Chief Financial Officer

•  Effectively executed the funding of the Bank subsidiary using deposits and Private Education Loan Asset-Backed Securities transactions to support our loan originations;

•  Led the Treasury and Capital Market functions contributing to the Company’s Net Interest Margin of 5.76 percent in 2019, while navigating a falling interest rate environment;

•  Expanded the Company’s deposit base, specifically increasing its retail and other deposits by $1.6 billion from 2018 to 2019;

•  Managed the Company’s liquidity and capital management, further creating shareholder value and providing a strong foundation for the Company in 2020;

•  Established a best-in-class liquidity stress test program;

•  Led the Company’s efforts in declaring a quarterly common stock dividend of $0.03 per share as well as establishing a $200 million share repurchase program in 2019;

•  Maintained strong operational internal controls and governance processes over the Finance and Financial Reporting functions;

•  Managed the Company’s operating expenses against the target operating efficiency goal in the Company’s 2019 MIP; and

•  Collaborated with our former CEO on developing the Company’s capital return strategy that monetized the value of the portfolio to create stockholder value.

Paul F. Thome, Executive Vice President and Chief Administrative Officer

•  Served as the President of the Bank subsidiary as: (i) the Bank maintained collaborative relationships with its banking regulators and exceeded all regulatory capital requirements for well-capitalized banks; (ii) the Bank completed its fourth capital stress test; (iii) the Bank achieved an outstanding CRA rating; and (iv) customer complaint volume declined while loan and deposit account growth increased compared to the prior year;

•  Served as Chair of the Operational Risk Committee in an efficient and effective manner by overseeing: (i) the assessment of all aspects of operational risk associated with new products, services and processes; (ii) third-party due diligence and contracts; (iii) operational process design and execution of implementation plans; and (iv) approval of operational policies and procedures;

•  Oversaw the growth of retail deposits by over 29 percent and the successful conversion of the Bank’s retail deposit platform to a digital core processor;

•  Areas of direct responsibility (Retail Banking, Office of the Customer Advocate, Vendor Management, Procurement, and Facilities) operated in a strong risk and compliance framework; and

•  Assisted the Company’s product development initiatives in performing and evaluating potential new products, partnerships, and investments.

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COMPENSATION DISCUSSION AND ANALYSIS

NEO	ACHIEVEMENTS
Donna F. Vieira, Executive Vice President and Chief Marketing Officer

•  Achieved Private Education Loan Originations of $5.6 billion in 2019 while maintaining credit quality;

•  Launched new credit card program to increase the level of engagement with existing customers and attract new customers;

•  Defined the Company’s digital transformation strategy with a mobile-first approach;

•  Mapped out the journey to simplify the Company’s core customer experience beginning with the student loan application;

•  Led the launch of the Company’s new brand initiative, and defined the path going forward for amplifying the Company’s brand experience around empowering financial independence;

•  Commenced the process for strengthening the Company’s marketing environment; and

•  Conducted and released high-visibility, mission-aligned research positioning Sallie Mae as an industry leader.

Nicolas Jafarieh, Senior Vice President and General Counsel

•  Successfully led the legal function, providing timely and actionable advice and guidance to support the Company’s growth initiatives, demonstrating sound judgment, strategic leadership, and thoughtful and balanced management of legal risk;

•  Provided both strategic input and execution oversight on new and developing corporate initiatives, including our capital return programs (dividends, share repurchases, loan sales), growth opportunities in our core education loan products, the launch of our credit card products, and enhancements to our credit management policies;

•  Effectively led the legal team’s execution of major initiatives in all areas of responsibility such as: (i) public company disclosures; (ii) securitizations and financial transactions; (iii) key vendor relationships, commercial contracts and investments; (iv) mitigation of legal risk in the areas of tax, regulatory compliance, litigation, and employment law; (v) incentive compensation and employee benefits; and (vi) compliance with consumer protection laws and regulations, among others;

•  Served as a key advisor to the Board of Directors and the executive management team on corporate governance matters, shareholder outreach, and disclosure; and oversaw the Corporate Secretary function for the Company and its subsidiaries;

•  Continued to develop the legal team through opportunities for professional growth as well as strategic hires, and implemented enhancements to legal operations, governance processes, and risk controls;

•  Led the discussion and communication of the Company’s ESG initiatives and the production of the Company’s inaugural Corporate Social Responsibility Report;

•  Served in a significant role as part of our senior leadership team and beyond the legal function in our employee engagement and management development programs, the revamp of our brand and our core values, our innovation lab, and by providing strategic input on our incentive compensation and employee benefits programs; and

•  Assumed responsibility in 2019 for the governance and operations of the Sallie Mae Fund, the Company’s 501(c)(3) charitable giving arm, continuing to enhance governance, risk controls, and alignment with the Company’s mission and our employees’ commitment to serving the communities in which they and their families live and work.

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COMPENSATION DISCUSSION AND ANALYSIS

The following table summarizes performance year 2019 compensation for the NEOs as approved by the NGC Committee:

Name	Base Salary	Management Incentive Plan	Long Term Incentive Plan
Raymond J. Quinlan(1)	$930,000	$1,361,520	$3,500,000
Steven J. McGarry	$500,000	$732,000	$650,000
Paul F. Thome(2)	$450,000	$554,625	$550,000
Donna F. Vieira(3)	$450,000	$554,625	$450,000	(4)
Nicolas Jafarieh	$425,000	$419,050	$450,000

(1)

Mr. Quinlan received a base salary increase of $80,000 (approximately 9.4 percent) from $850,000 in 2018 to $930,000 in 2019 based on his strong performance and in consideration of peer group market data.

(2)	Mr. Thome received a base salary increase of $50,000 (approximately 12.5 percent) from $400,000 in 2018 to $450,000 in 2019 based on his strong performance and consideration of peer group market data.

(3)	Ms. Vieira also received a one-time cash sign-on bonus of $550,000 pursuant to her commencement of employment with the Company as Chief Marketing Officer in January 2019.

(4)	This dollar value solely includes Ms. Vieira’s one-time RSU grant in January 2019 in connection with her commencement of employment with the Company as Chief Marketing Officer.

Vesting of the 2017 PSU Grants

In 2017, 20 percent of the LTIP award granted to Messrs. Quinlan, McGarry, and Thome consisted of PSUs that vested in January 2020 at 150 percent of target based on cumulative charge-offs of 3.50 percent from 2017-2019 of the cohort of Private Education Loans first entering full principal and interest repayment status during the fourth quarter of 2016 as detailed in the table below:

Cumulative Charge-offs Performance Chart for 2017 PSU Grant

Based on Performance Period from January 1, 2017 through December 31, 2019:

Cumulative Charge-offs	Percentage of Award — PSU Payout

≤4.0%	150%

4.5%	125%

5.0%	100%

5.5%	75%

6.0%	50%

6.5%	25%

>6.5%	0%

Pursuant to the terms of the 2017 PSU awards, in January 2020, the NGC Committee approved and certified the actual performance of the cumulative charge-offs performance goal for the performance period from January 1, 2017 through December 31, 2019 relative to pre-established targets.

Accordingly, because the cumulative charge-offs for the relevant cohort were 3.50 percent, in January 2020, Messrs. Quinlan, McGarry, and Thome received the following number of shares of common stock pursuant to the vesting of their 2017 PSU grants:

Name	Target Number of Shares of Common Stock Pursuant to the 2017 PSU Award	Actual Shares Number of Shares of Common Stock Pursuant to the 2017 PSU Award(1)

Raymond J. Quinlan	57,251	86,961

Steven J. McGarry	10,178	15,459

Paul F. Thome	7,633	11,594

(1)	Includes Dividend Equivalent Units.

Mr. Jafarieh and Ms. Vieira did not receive PSUs in 2017, and thus did not have any PSU grants that vested in January 2020.

42    SLM CORPORATION — 2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Risk Assessment of Compensation Plans

The Chief Risk Officer (“CRO”) coordinates the risk assessment and oversight of Sallie Mae’s incentive compensation plans with a cross-functional team of Sallie Mae’s senior officers from the human resources, internal audit, compliance, and legal departments. The CRO’s responsibilities include: oversight of the annual risk review and assessment of our incentive compensation plans to ensure our employees are not incented to take inappropriate risks that could impact our financial position and controls, reputation, and operations; and to develop policies and procedures to ensure our incentive compensation plans are designed to achieve their business goals within acceptable risk parameters. The CRO periodically reports to the NGC Committee on the controls and reviews of our incentive compensation plans.

The CRO presented his conclusions to the NGC Committee, and the NGC Committee agreed, that with respect to our 2019 MIP and LTIP, the risks embedded in those plans were within our ability to effectively monitor and manage, properly balanced risk and reward, and were not likely to promote excessive risk-taking.

Compensation Consultant

The NGC Committee retains an independent compensation consultant to advise on relevant market practices and specific compensation programs. A representative of the compensation consultant attended meetings of the NGC Committee, as requested, and communicated with the Chair of the NGC Committee. Frederic W. Cook & Co., Inc. has served as our compensation consultant (the “Compensation Consultant”) since May 2015. Since its appointment, some of the services the Compensation Consultant has provided have included:

•	Assisting in developing a peer group of companies for benchmarking director and executive compensation;

•	Providing market-relevant information as to the composition of director and executive compensation;

•	Providing views on the reasonableness of amounts and forms of director and executive compensation;

•	Assisting the NGC Committee with incentive plan design decisions;

•	Providing guidance on regulatory changes; and

•	Reviewing drafts and commenting on the Compensation Discussion and Analysis and related compensation tables for the proxy statement.

From time to time, but no less than annually, the NGC Committee considers the independence of the Compensation Consultant in light of SEC rules and NASDAQ listing standards. At this time, the NGC Committee has concluded there is no conflict of interest with regard to the Compensation Consultant.

Committee Interlocks and Insider Participation

All members of the NGC Committee are independent directors, and no current member is or has been an employee of Sallie Mae. During 2019, none of our executive officers served on a compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the NGC Committee.

Peer Group Analysis

The NGC Committee works with the Compensation Consultant to select a financial services peer group for purposes of identifying and considering comparative compensation data in determining the compensation of our CEO and other NEOs. The peer group, which is periodically reviewed and updated by the NGC Committee, consists of companies selected by the NGC Committee that are similar in size (revenue and market capitalization) and in the same industry as the Company and with whom the Company may compete for executive talent. The following changes were made to the peer group in 2019: (i) the removal of MB Financial due to the completion of its acquisition by Fifth

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COMPENSATION DISCUSSION AND ANALYSIS

Third Bancorp and (ii) the addition of BankUnited, Synovus Financial Corp., and Valley National Bancorp as the respective companies are commonly included as peers among the current members of our peer group. The peer group utilized for purposes of setting NEO compensation components is as follows:

Peer Group
Bank OZK	Prosperity Bancshares, Inc.
BankUnited	Signature Bank
Commerce Bancshares, Inc.	SVB Financial Group
First Republic Bank/CA	Synovus Financial Corp.
F.N.B. Corporation	Texas Capital Bancshares, Inc.
Hancock Holding Company	Valley National Bancorp
IberiaBank Corporation	Webster Financial Corp.
PacWest Bancorp	Western Alliance Bancorporation

The NGC Committee believes it is appropriate to continuously monitor relative compensation amounts with respect to the same peer group used by management and the Board of Directors for financial performance comparisons.

Other Arrangements, Policies and Practices Related to Executive Compensation Programs

Share Ownership Guidelines

As of December 31, 2019, the guidelines for beneficial ownership of our Common Stock, which are expected to be achieved over a five-year period from date of hire or appointment, were as follows:

•	CEO (formerly Mr. Quinlan)—lesser of 1 million shares or $5 million in value;

•	Executive Vice President (Mr. McGarry, Mr. Thome, and Ms. Vieira)—lesser of 200,000 shares or $1 million in value; and

•	Senior Vice President (Mr. Jafarieh)—lesser of 70,000 shares or $350,000 in value.

The guidelines encourage continued beneficial ownership of a significant amount of our Common Stock acquired through equity awards and help align the interests of senior executives with the interests of our stockholders. Executives generally must hold all Common Stock acquired through equity grants until the applicable thresholds are met, and an executive will not be eligible to receive further equity grants for the year if he or she sells the stock and such sale would result in a decrease below the established thresholds.

All current NEOs were in compliance with the share ownership guidelines as of December 31, 2019 or are expected to achieve compliance within the applicable five-year period.

Hedging and Pledging Prohibition

Pursuant to the Company’s Stock Trading Window Policy, we prohibit directors, executive officers, and senior management from selling Common Stock short, buying or selling call or put options or other derivatives, or entering into other transactions that have the effect of hedging the economic value of any of their beneficial ownership of our shares.

Pursuant to the Company’s Stock Trading Window Policy, we also prohibit directors, executive officers, and senior management from purchasing Common Stock on margin or otherwise pledging Common Stock as collateral for a loan.

We prohibit hedging and pledging by our directors, executive officers, and senior management because they have the greatest ability to influence the direction of the Company and have a proportionally higher equity ownership than other employees generally. Accordingly, we expect our directors, executive officers, and senior management to bear the risks and rewards of stock ownership. We believe that prohibiting hedging and pledging of Company securities by our directors, executive officers, and senior management is an important governance matter because it promotes alignment with our stockholders.

Clawback

Equity and cash bonus awards made to executives, including our NEOs, under the 2012 Omnibus Incentive Plan (the “2012 Plan”) currently contain clawback provisions in the event of a material misstatement of our financial results and certain other events.

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COMPENSATION DISCUSSION AND ANALYSIS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Sallie Mae’s executive officers and directors, as well as persons who beneficially own more than 10 percent of the Common Stock, to file reports on their holdings of and transactions in our Common Stock. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the fiscal year 2019 all required reports were filed in a timely manner.

Tax Information: Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation for certain executive officers that is more than $1 million. Prior to the enactment of the Tax Cuts and Jobs Acts of 2017, Section 162(m) provided an exemption from this deduction limitation for compensation that qualified as “performance-based compensation.” However, among other changes to Section 162(m), the exemption for performance-based compensation was repealed, effective for taxable years beginning after December 31, 2017, subject to transition relief for certain arrangements in place as of November 2, 2017.

The NGC Committee continues to have the flexibility to pay non-deductible compensation if it believes it is in the best interests of the Company.

Nominations, Governance and Compensation Committee—Delegation of Authority

Pursuant to the NGC Committee Charter and to the extent permitted by applicable law, rules or regulations, the NGC Committee may form and delegate all or a portion of its authority to subcommittees comprised of one or more members of the NGC Committee or to members of the Company’s management. Each subcommittee has the full power and authority of the NGC Committee as it relates to matters delegated to the subcommittee.

In addition, pursuant to the 2012 Plan, the NGC Committee has delegated limited authority to a subcommittee consisting of our Chairman and CEO and the Chair of the NGC Committee to approve bonuses, including RSUs, paid under the 2019 MIP to non-NEO employees. The NGC Committee has also delegated limited authority to our Chairman and CEO to make grants to new hires who are not subject to Section 16(b) of the Exchange Act. Neither subcommittee is permitted to grant awards to our NEOs or persons subject to Section 16(b) of the Exchange Act.

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NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

NOMINATIONS, GOVERNANCE AND COMPENSATION COMMITTEE REPORT

The components of our compensation program are in place to promote prudent management decision-making and to profitably drive the evolution of our consumer banking business, all while ensuring we motivate, reward, and retain employees. Accordingly, we have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, we have recommended to the Board of Directors its inclusion herein and its incorporation by reference in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019.

Nominations, Governance and Compensation Committee

William N. Shiebler, Chair

Mary Carter Warren Franke

Earl A. Goode

Mark L. Lavelle

Jim Matheson

Kirsten O. Wolberg

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SUMMARY COMPENSATION TABLE

SUMMARY COMPENSATION TABLE

The table below summarizes compensation paid or awarded to or earned by each of the NEOs for the fiscal years ended December 31, 2019, December 31, 2018, and December 31, 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(8)	Total ($)
Raymond J. Quinlan(5) Chairman and Former Chief Executive Officer	2019	920,769	—	3,665,958	—	1,361,520	—	114,000	6,062,247
	2018	817,308	—	3,909,131	—	1,347,452	—	113,750	6,187,641
	2017	834,615	—	3,740,675	—	1,097,106	—	82,131	5,754,527
Steven J. McGarry Executive Vice President and Chief Financial Officer	2019	500,000	—	680,817	—	732,000	—	43,450	1,956,267
	2018	476,155	—	890,168	—	720,563	—	38,750	2,125,636
	2017	450,771	—	788,899	—	566,740	—	40,558	1,846,968
Paul F. Thome Executive Vice President and Chief Administrative Officer	2019	444,231	—	576,076	—	554,625	—	39,000	1,613,932
	2018	384,616	—	721,325	—	514,001	—	38,750	1,658,692
	2017	400,000	—	589,487	—	418,504	—	37,304	1,445,295
Donna F. Vieira(6) Executive Vice President and Chief Marketing Officer	2019	415,385	550,000	449,995	—	554,625	—	152,065	2,122,070

Nicolas Jafarieh(7) Senior Vice President and General Counsel	2019	425,000	—	471,335	—	419,050	—	12,250	1,327,635
	2018	377,058	—	536,086	—	408,319	—	61,225	1,382,688

(1)	Represents a sign-on cash bonus provided to Ms. Vieira upon her commencement of employment in January 2019.

(2)

Consists of (i) the portions of the MIP awards that were deferred in the form of vested RSUs with respect to performance for 2018 and 2017 (for 2019, no portion of the MIP award was deferred in the form of vested RSUs); (ii) the PSUs granted to NEOs under the 2012 Plan in 2019, 2018 and 2017; (iii) the NEOs’ 2019, 2018 and 2017 long-term incentive awards of RSUs; (iv) in Mr. Jafarieh’s case for 2018, the RSUs granted pursuant to his appointment as General Counsel; and (v) in Ms. Vieira’s case for 2019, the RSUs granted pursuant to her commencement of employment as Chief Marketing Officer. The vested RSU portions of the MIP awards for 2018 and 2017 performance carry transfer restrictions that lapse in equal increments over the next three years following the grant date. The amounts shown are the grant date fair values of the RSUs granted during 2018 and 2017 and the PSUs granted in 2019, 2018, and 2017 and in each case are computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Additional details on accounting for stock-based compensation can be found in “Note 2—Significant Accounting Policies” and “Note 13—Stock-Based Compensation Plans and Arrangements” to the audited consolidated financial statements included in the Company’s 2019 Form 10-K.

(3)

Represents the cash portions of the MIP awards paid to the NEOs with respect to performance in 2019, 2018 and 2017. For 2019, all MIP awards for the NEOs were paid 100 percent in cash. For 2018, all MIP awards for the NEOs were paid 75 percent in cash and 25 percent in vested RSUs. For 2017, all MIP awards for the NEOs except for Mr. Jafarieh were paid 75 percent in cash and 25 percent in vested RSUs. Mr. Jafarieh’s MIP award in 2017 was paid 100 percent in cash prior to his appointment as General Counsel. The grant date fair values of the RSU portions of the annual incentive awards that were granted in January of 2018 and 2017 are reflected in the Stock Awards column.

(4)

The Company terminated its tax-qualified pension plan and non-qualified supplemental pension plan in 2011. The Company does not pay any above-market earnings on non-qualified deferred compensation plans.

(5)

As part of our succession planning process, Mr. Quinlan no longer serves as CEO, effective as of April 19, 2020, and will no longer serve as a director or as Chairman of the Board of Directors, effective as of June 18, 2020. The terms of his separation are set forth in his separation and release agreement.

(6)	Ms. Vieira commenced her employment with the Company as Executive Vice President and Chief Marketing Officer in January 2019. Accordingly, no information is displayed for 2017 or 2018.

(7)	Mr. Jafarieh was not an NEO in the fiscal year ending December 31, 2017. Accordingly, no information is displayed for 2017. Mr. Jafarieh was appointed General Counsel on March 1, 2018.

2020 Proxy Statement — SLM CORPORATION    47

SUMMARY COMPENSATION TABLE

(8)	For 2019, the components of “All Other Compensation” are as follows:

Name	Employer Contributions to Defined Contribution Plans ($)(a)	Severance ($)	Relocation Allowance ($)(b)	Perquisites ($)(c)	Executive Physical ($)	Total ($)
Raymond J. Quinlan	39,000	—	—	75,000	—	114,000
Steven J. McGarry	39,000	—	—	—	4,450	43,450
Paul F. Thome	39,000	—	—	—	—	39,000
Donna F. Vieira	3,615	—	148,450	—	—	152,065
Nicolas Jafarieh	2,800	—	—	5,000	4,450	12,250

(a)

Amounts credited to the Company’s tax-qualified and non-qualified defined contribution plans. The combination of both plans provides participants with an employer contribution of up to five percent of the sum of base salary plus annual performance bonus up to $780,000 of total eligible plan compensation. For information regarding amounts credited in respect of non-qualified defined contribution plans, see “Non-Qualified Deferred Compensation for Fiscal Year 2019—Supplemental 401(k) Savings Plan on page 54.

(b)

In connection with Ms. Vieira’s commencement of employment with the Company as Executive Vice President and Chief Marketing Officer in January 2019, she received $131,142 in relocation benefits, which included a payment of $35,021 in respect of the taxes that she incurred in connection with her relocation benefits.

(c)	The Sallie Mae Fund, an affiliate of the Company, made charitable donations (i) at the request of Mr. Quinlan totaling $75,000, and (ii) at the request of Mr. Jafarieh totaling $5,000.

48    SLM CORPORATION — 2020 Proxy Statement

2019 GRANTS OF PLAN-BASED AWARDS TABLE

2019 GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding all plan-based awards attributable to 2019 performance, including all annual performance bonuses under the 2019 MIP (which were determined and paid in early 2020), and three-year, time-vesting RSU awards and PSUs vesting based on the satisfaction of two performance factors and a TSR modifier, granted January 28, 2019 with respect to the 2019 LTIP awards. The awards listed in this table were granted under the 2012 Plan and are described in more detail under “Compensation Discussion and Analysis.”

Name	Award Type(1)	Grant Date	Date of Board or NGC Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Secur- ities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Raymond J. Quinlan	2019 LTIP RSU	01/28/19	01/16/19	—	—	—	—	—	—	161,141	—	—	1,749,991
	2019 LTIP PSU	01/28/19	01/16/19	—	—	—	—	161,141	241,711	—	—	—	1,749,991
	2019 MIP(³)	02/26/19	02/26/19	—	1,395,000	2,485,890	—	—	—	—	—	—	—
Steven J. McGarry	2019 LTIP RSU	01/28/19	01/14/19	—	—	—	—	—	—	29,926	—	—	324,996
	2019 LTIP PSU	01/28/19	01/14/19	—	—	—	—	29,926	44,889		—	—	324,996
	2019 MIP(³)	02/26/19	02/26/19	—	750,000	1,336,500	—	—	—	—	—	—	—
Paul F. Thome	2019 LTIP RSU	01/28/19	01/14/19	—	—	—	—	—	—	25,322	—	—	274,997
	2019 LTIP PSU	01/28/19	01/14/19	—	—	—	—	25,322	37,983	—	—	—	274,997
	2019 MIP(³)	02/26/19	02/26/19	—	562,500	1,002,375	—	—	—	—	—	—	—
Donna F. Vieira	2019 Sign-On RSU(4)	01/28/19	11/28/18	—	—	—	—	—	—	41,436	—	—	449,995
	2019 MIP(³)	02/26/19	02/26/19	—	562,500	1,002,375	—	—	—	—	—	—	—
Nicolas Jafarieh	2019 LTIP RSU	01/28/19	01/14/19	—	—	—	—	—	—	20,718	—	—	224,997
	2019 LTIP PSU	01/28/19	01/14/19	—	—	—	—	20,718	31,077	—	—	—	224,997
	2019 MIP(³)	02/26/19	02/26/19	—	425,000	757,350	—	—	—	—	—	—	—

(1)	RSU and PSU awards are eligible to accrue dividends as Dividend Equivalent Units (“DEUs”), which vest on the same schedule as the underlying grant.

(2)

The grant date fair value of the RSU awards is determined by multiplying the original number of RSUs granted by the closing price of the Company’s Common Stock on the grant date. The Company did not issue fractional RSUs to account for the number between the grant date fair value and the amount approved by the NGC Committee. No discounts have been applied to reflect the delayed vesting of these awards.

(3)

For Mr. Quinlan, Mr. McGarry, Mr. Thome, Ms. Vieira, and Mr. Jafarieh, the “Target” and “Maximum” amounts set forth in this row in the “Estimated Future Payouts under Non-Equity Incentive Plan Awards” column constitutes each NEO’s target bonus and maximum bonus, respectively, potentially payable in cash under the 2019 MIP. 2019 MIP amounts were awarded in cash on February 7, 2020, and the actual amounts awarded are reported in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table.

(4)

Grant made pursuant to the commencement of employment of Ms. Vieira as the Executive Vice President and Chief Marketing Officer of the Company. The award will vest annually in one-third increments on the anniversary of the grant date.

2020 Proxy Statement — SLM CORPORATION    49

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

The table below sets forth information regarding Company options and stock awards of the NEOs that were outstanding as of December 31, 2019.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Raymond J. Quinlan		—	—	—	—	674,688	6,011,472
Steven J. McGarry	01/27/2011	30,000	—	5.2430	01/27/2021
		—	—	—	—	124,382	1,108,241
Paul F. Thome	01/27/2011	30,000	—	5.2430	01/27/2021
		—	—	—	—	103,433	921,592
Donna F. Vieira	—	—	—	—	—	41,959	373,859
Nicolas Jafarieh	—	—	—	—	—	69,832	622,205

(1)	Options granted in 2011 to Messrs. McGarry and Thome were fully vested as of January 27, 2014.

(2)	The vesting dates of the NEOs’ unvested RSU awards and any underlying DEUs that were outstanding as of December 31, 2019 are:

Name	Grant Date	# of RSUs Underlying Award	# of RSUs Vesting - Vesting Date 2020	# of RSUs Vesting - Vesting Date 2021	# of RSUs Vesting - Vesting Date 2022
Raymond J. Quinlan	01/27/2017	77,300	77,300 - 01/27	—	—
	01/26/2018	144,479	72,240 - 01/26	72,239 - 01/26	—
	01/28/2019	156,376	52,125 - 01/28	52,126 - 01/28	52,125 - 01/28
Steven J. McGarry	01/27/2017	13,427	13,427 - 01/27	—	—
	01/26/2018	27,141	13,571 - 01/26	13,570 - 01/26	—
	01/28/2019	29,041	9,680 - 01/28	9,681 - 01/28	9,680 - 01/28
Paul F. Thome	01/27/2017	10,070	10,070 - 01/27	—	—
	01/26/2018	23,193	11,596 - 01/26	11,597 - 01/26	—
	01/28/2019	24,815	8,271 - 01/28	8,272 - 01/28	8,272 - 01/28
Donna F. Vieira	01/28/2019	41,959	13,986 - 01/28	13,986 - 01/28	13,987 - 01/28
Nicolas Jafarieh	01/27/2017	4,294	4,294 - 01/27	—	—
	01/26/2018	17,429	8,714 - 01/26	8,715 - 01/26	—
	03/01/2018	6,148	3,074 - 03/01	3,074 - 03/01	—
	01/28/2019	20,979	6,993 - 01/28	6,993 - 01/28	6,993 - 01/28

50    SLM CORPORATION — 2020 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END TABLE

(3)	The vesting dates of the NEOs’ unvested PSU awards and any underlying DEUs that were outstanding as of December 31, 2019 contingent upon the achievement of the performance goals at target are:

Name	Grant Date	# of PSUs Underlying Award	# of PSUs Vesting - Vesting Date 2020	# of PSUs Vesting - Vesting Date 2021	# of PSUs Vesting - Vesting Date 2022
Raymond J. Quinlan	01/27/2017	57,974	57,974 - 01/27	—	—
	01/26/2018	75,380	—	75,380 - 01/26	—
	01/28/2019	163,176	—	—	163,176 - 01/28
Steven J. McGarry	01/27/2017	10,306	10,306 - 01/27	—	—
	01/26/2018	14,160	—	14,160 - 01/26	—
	01/28/2019	30,304			30,304 - 01/28
Paul F. Thome	01/27/2017	7,729	7,729 - 01/27		—
	01/26/2018	11,982	—	11,982 - 01/26	—
	01/28/2019	25,641	—	—	25,641 - 01/28
Donna F. Vieira(5)	—	—	—	—	—
Nicolas Jafarieh	01/28/2019	20,979	—	—	20,979 - 01/28

(4)	Market value of shares or units is calculated based on the closing price of the Company’s Common Stock on December 31, 2019 of $8.91.

(5)

Ms. Vieira’s commencement of employment as the Executive Vice President and Chief Marketing Officer occurred in January 2019, resulting in her sign-on award consisting of 100 percent RSUs that vest in one-third increments over a three-year period.

2020 Proxy Statement — SLM CORPORATION    51

OPTION EXERCISES AND STOCK VESTED IN 2019

OPTION EXERCISES AND STOCK VESTED IN 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Raymond J. Quinlan	—	—	475,816	5,284,472
Steven J. McGarry	—	—	75,526	838,337
Paul F. Thome	—	—	43,221	478,929
Donna F. Vieira	—	—	—	—
Nicolas Jafarieh	—	—	24,284	269,248

(1)	Includes the vested PSUs from 2016 at 150% of target for Messrs. Quinlan and McGarry that were certified and vested by the NGC Committee in February 2019. Also includes any accrued DEUs.

(2)	The value realized on vesting is the number of shares vested, including any accrued DEUs where applicable, multiplied by the closing market price of the Company’s Common Stock on the vesting date.

52    SLM CORPORATION — 2020 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2019, relating to equity compensation plans or arrangements pursuant to which options, restricted stock, RSUs, PSUs, stock units, or other rights to acquire shares may be granted from time to time.

Name	Number of securities to be issued upon exercise of outstanding options and rights(1)	Weighted average exercise price of outstanding options and rights	Average remaining life (years) of options outstanding	Number of securities remaining available for future issuance under equity compensation plans	Types of awards issuable(2)
Equity compensation plans approved by security holders:					NQ, ISO, PSU, SAR, RES, RSU, ST
SLM Corporation 2012 Omnibus Incentive Plan
Traditional options	—	—	—
Net-settled options	—	—	—
RSUs/RES/PSUs	5,298,006	—	—
Total	5,298,006	—	—	17,169,838
Employee Stock Purchase Plan(3)	—	—	—	14,645,894	NQ, RES
Expired Plans					NQ, ISO, RES, RSU, SU
Traditional options	—	—	—
Net-settled options	370,147	4.73	0.7
RSUs/PSUs	—	—	—
Total	370,147	4.73	0.7	—
Total approved by security holders	5,668,153	4.73	0.7	31,815,732
Equity compensation plans not approved by security holders:
Compensation arrangements	—	—	—	—
Total not approved by security holders	—	—	—	—
Total	5,668,153	4,75	0.7	31,815,732

(1)

Upon exercise of a net-settled option, optionees are entitled to receive the spread shares only. The spread shares equal the gross number of options granted less shares withheld to cover the option exercise cost. Accordingly, this column reflects the net-settled option spread shares issuable at December 31, 2019, where provided. Net-settled shares that are underwater are excluded from this table because their issuance would have an anti-dilutive effect.

(2)

NQ (Non-Qualified Stock Option), ISO (Incentive Stock Option), PSU (Performance Stock Unit), SAR (Stock Appreciation Rights), RES (Restricted/Performance Stock), RSU (Restricted Stock Unit), ST (Stock Awards), SU (Stock Units).

(3)	Number of shares available for issuance under the Employee Stock Purchase Plan (“ESPP”) as of December 31, 2019. The ESPP was amended and restated on June 25, 2014, and amended on June 25, 2015.

2020 Proxy Statement — SLM CORPORATION    53

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2019

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2019

Deferred Compensation Plan for Key Employees

The table below provides information about the non-qualified deferred compensation of the NEOs in 2019. Under the Sallie Mae Deferred Compensation Plan for Key Employees (“DC Plan”), eligible employees may elect to defer up to 100 percent of their annual cash performance bonus and up to 85 percent of their base salary. Amounts deferred by plan participants are credited to record-keeping accounts, and participants are general creditors of the Company with regard to their accounts.

We make contributions to the DC Plan only if, and to the extent that, a participant’s deferral under this plan reduces the contribution that would have been made under our tax-qualified defined contribution plan. No such contributions under the DC Plan were made for any NEO for 2019. Participants’ accounts are credited with earnings based on the investment performance of underlying investment funds, as selected by participants. Our stock is one of the available investment options under the DC Plan. Earnings credited do not constitute “above-market” earnings as defined by the SEC. Earnings are credited daily.

Participants elect the time and form of payment of their accounts. Accounts may be distributed either in a lump sum, annual installments, or a formula acceptable to us. Accounts may also be paid while a participant is “in service” on a pre-specified date, provided that the distribution date is at least two years after the date of the last deferral.

Supplemental 401(k) Savings Plan

Under the Sallie Mae Supplemental 401(k) Savings Plan (“Supplemental 401(k)”), eligible employees may elect to defer five percent of their base salary and annual bonus or up to $780,000 of total eligible pay.

We may also make matching contributions to a participant’s account. We will match a participant’s contribution after the participant completes 12 months of service. Participants are fully vested in our matching contributions at all times. Participants may elect to have their plan accounts deemed invested in the core investment funds offered under our tax-qualified 401(k) plan, and earnings are credited to participants’ Supplemental 401(k) accounts when such amounts would have been credited under our tax-qualified 401(k) plan. Earnings credited to the participants’ accounts do not constitute “above-market” earnings as defined by the SEC.

Participants elect the time and form of payment of their accounts. Accounts are paid in cash in a lump sum or by annual installments over 10 years. A participant may request an early distribution if the participant experiences a substantial, unforeseen financial hardship (as defined in the plan).

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY(1) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Raymond J. Quinlan	Supplemental 401(k)	25,000	25,000	65,161	—	284,783
Steven J. McGarry	Supplemental 401(k)	25,000	25,000	88,816	—	435,564
	DC Plan	—	—	4,761	—	21,121
Paul F. Thome	Supplemental 401(k)	25,000	25,000	50,964	—	425,996
Donna F. Vieira	—	—	—	—	—	—
Nicolas Jafarieh	—	—	—	—	—	—

(1)	Registrant Contributions listed here are included under the heading “Employer Contributions to Defined Contribution Plans” in Footnote 8 to the Summary Compensation Table.

54    SLM CORPORATION — 2020 Proxy Statement

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Executive Severance Plan

Under our long-standing Executive Severance Plan for Senior Officers (the “Severance Plan”), eligible officers who do not have an individually negotiated severance arrangement will receive a lump sum cash payment equal to: (1) a multiple of base salary and an average of the last 24 months of bonus compensation; plus (2) pro-rated target bonus for the year of termination, upon the following events: (a) resignation from employment for good reason (as defined in the plan); (b) our decision to terminate an eligible officer’s employment for any reason other than for cause (as defined in the plan); (c) death or disability; or (d) upon mutual agreement of the Company and the eligible officer. The multiplier for each eligible officer position is as follows: CEO (x 2.0); Higher than Executive Vice President (x 1.5); Executive or Senior Vice President (x 1.0). Under the Severance Plan, in no event will a severance payment exceed a multiple of three times an officer’s base salary and incentive bonus.

In addition to the cash severance payment, eligible officers will receive subsidized medical benefits and outplacement services for 18 months (24 months for the CEO). Treatment of equity upon severance is governed by the terms of the applicable equity agreement and not the Severance Plan. All payments and benefits provided under the Severance Plan are conditioned on the participant’s continuing compliance with the terms of the Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Change in Control Severance Plan

Under our long-standing Change in Control Severance Plan for Senior Officers (the “Change in Control Severance Plan”), if a termination of employment for reasons defined in the plan occurs within 24 months following a change in control of the Company, the participant is entitled to receive a lump sum cash payment equal to two times the sum of his or her base salary and average annual performance bonus (based on the prior two years). A participant will also be entitled to receive a pro-rated portion of his or her target annual performance bonus for the year in which the termination occurs, as well as continuation of medical insurance benefits for a two-year period. Under the Change in Control Severance Plan, equity awards made before January 1, 2009 vest upon a change in control pursuant to their terms, regardless of whether the participant’s employment terminates, and equity awards granted after January 1, 2009 become vested and non-forfeitable in connection with a change in control only if the participant’s employment is terminated or if the acquiring or surviving entity does not assume the awards. The Change in Control Severance Plan does not allow for gross-ups. All payments and benefits provided under the Change in Control Severance Plan are conditioned on the participant’s continuing compliance with the Change in Control Severance Plan and the participant’s execution of a release of claims, covenant not to sue, and non-competition and non-solicitation agreements.

Separation and Release Agreement with Mr. Quinlan

After a thorough review of the Company’s organizational structure and needs, as well as a comprehensive search for Mr. Quinlan’s successor, in which Mr. Quinlan participated, the Company appointed Mr. Witter as its CEO. Accordingly, the Company and Mr. Quinlan mutually agreed upon Mr. Quinlan’s separation from the Company, and, on April 9, 2020, the Company and Mr. Quinlan entered into an agreement in connection with his separation from the Company pursuant to the terms of the Severance Plan described above, as applied to an executive officer whose separation from the Company was mutually agreed upon. Under the separation and release agreement, which contains a customary release of claims against the Company and restrictive covenants in favor of the Company, including a 24-month noncompetition and nonsolicitation covenant, Mr. Quinlan agreed to: (i) resign as CEO effective as of April 19, 2020; (ii) no longer serve as a director or Chairman of the Board of Directors immediately following the Annual Meeting; and (iii) serve as a consultant for the Company through December 31, 2020. In consideration and following the Annual Meeting, Mr. Quinlan will be entitled to payments pursuant to the Severance Plan. In addition, in appreciation of Mr. Quinlan’s efforts in connection with the Company’s transition to a new CEO, the Company granted Mr. Quinlan a transition bonus. Mr. Quinlan will also be remunerated for his services as a consultant in order to leverage Mr. Quinlan’s deep expertise in and experience with the Company’s business and its stakeholders.

2020 Proxy Statement — SLM CORPORATION    55

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below reflects the amount of compensation that would have been payable to Mr. Quinlan, Mr. McGarry, Mr. Thome, Ms. Vieira and Mr. Jafarieh on December 31, 2019, if such individual’s employment had terminated on that date, given the individual’s compensation and service levels as of December 31, 2019. The values reported in the table below with respect to equity vesting are based on the Company’s closing stock price on December 31, 2019 of $8.91 per share.

The following severance arrangements were effective for Mr. Quinlan, Mr. McGarry, Mr. Thome, Ms. Vieira and Mr. Jafarieh on December 31, 2019: (i) the Severance Plan; (ii) the Change in Control Severance Plan; and (iii) equity acceleration and settlement provisions contained in awards issued pursuant to the 2012 Plan and predecessor equity plans. The table below does not reflect the separation and release agreement with Mr. Quinlan, which was not in effect in 2019. Information relating to the separation and release agreement is contained in the Section titled “Arrangements with Named Executive Officers.”

56    SLM CORPORATION — 2020 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

	Change in Control without Termination(1) ($)	Change in Control with Termination without Cause or for Good Reason(2) ($)	Termination by the Company without Cause or by the Executive for Good Reason(3) ($)	Termination by the Company with Cause(4) ($)	Termination by the Executive upon Retirement(5) ($)	Termination by Death or Disability(6) ($)

Raymond J. Quinlan

Equity Vesting	—	6,640,787	6,640,787	—	6,640,787	6,640,787

Cash Severance	—	5,978,040	5,018,123	—	—	5,018,123

Medical Insurance/Outplacement	—	23,438	38,438	—	—	38,438

Total	—	12,642,265	11,697,348	—	6,640,787	11,697,348

Steven J. McGarry

Equity Vesting	—	1,548,883	1,548,883	—	1,548,883	1,548,883

Cash Severance	—	3,214,000	1,346,375	—	—	1,346,375

Medical Insurance/Outplacement	—	32,551	39,414	—	—	39,414

Total	—	4,795,434	2,934,672	—	1,548,883	2,934,672

Paul F. Thome

Equity Vesting	—	1,274,264	1,274,264	—	1,274,264	1,274,264

Cash Severance	—	2,571,750	1,069,980	—	—	1,069,980

Medical Insurance/Outplacement	—	23,438	32,578	—	—	32,578

Total	—	3,869,452	2,376,8222	—	1,274,264	2,376,822

Donna F. Vieira

Equity Vesting	—	373,859	373,859	—	—	373,859

Cash Severance	—	2,571,750	1,008,563	—	—	1,008,563

Medical Insurance/Outplacement	—	33,221	39,916	—	—	39,916

Total	—	2,978,830	1,422,338	—	—	1,422,338

Nicolas Jafarieh

Equity Vesting	—	731,486	731,486	—	—	731,486

Cash Severance	—	2,113,100	906,738	—	—	906,738

Medical Insurance/Outplacement	—	35,977	41,983	—	—	41,983

Total	—	2,880,563	1,680,207	—	—	1,680,207

(1)	For Equity Vesting—Assumes all equity awards are assumed by the surviving/acquiring company in a change in control.

(2)

For Equity Vesting—Amounts shown are the value of RSU awards (including all dividend equivalents) plus the spread value of net stock options that would vest for each individual on December 31, 2019, based on the closing market price of the Company’s Common Stock on that date of $8.91. Assumes RSUs and stock options are not assumed in a change of control. For medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 24 months.

(3)

For Equity Vesting—Upon termination, these awards generally continue to vest based on their original vesting terms. For Medical Insurance/Outplacement—Consists of the Company’s estimated portion of the cost of health care benefits for 18 months (24 months in Mr. Quinlan’s case), plus $15,000 of outplacement services.

(4)	For Equity Vesting—Vested and unvested equity awards forfeit upon a termination for cause (as defined in the plan).

(5)

For Equity Vesting—Employees are considered retirement eligible at age 55 or more, with 70 or more years of combined age and years of service with the Company or its subsidiaries. Upon eligible retirement, these awards generally continue to vest based on their original terms. On December 31, 2019, Mr. Quinlan, Mr. McGarry and Mr. Thome were retirement eligible.

(6)

For Equity Vesting—Unvested equity awards accelerate upon termination by death or disability (as defined in the plan). Amounts shown are the value of RSU awards plus the spread value of net stock options that would vest for each individual on December 31, 2019, based on the closing market price of the Company’s Common Stock on that date of $8.91.

2020 Proxy Statement — SLM CORPORATION    57

2019 PAY RATIO DISCLOSURE

2019 PAY RATIO DISCLOSURE

Pay Ratio

In accordance with the requirements of Section 953(b) of Dodd-Frank and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2019:

•	the median of the annual total compensation of all our employees (except our former CEO) was $72,550;

•	the annual total compensation of our former CEO was $6,062,247; and

•	the ratio of these two amounts was 84 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

Our former CEO, Mr. Quinlan, served as our CEO through April 19, 2020.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our former CEO), we first identified our total employee population from which we determined our “median employee.” We determined that, as of December 31, 2019, our employee population consisted of approximately 1,900 individuals (as reported in Item 1, Business, in our 2019 Form 10-K). Our employee population consisted of our workforce of full-time, part-time, seasonal and temporary employees.

We selected December 31, 2019, which is within the last three months of 2019, as the date upon which we would identify the “median employee” because we wanted to measure the median employee’s compensation on the same date our former CEO’s pay is calculated.

Determining our Median Employee

To identify our “median employee” from our total employee population, we compared the amount of base pay and bonus (base pay included all wages paid during the year, plus any equivalent paid time off, including but not limited to leave pay, military pay, volunteer pay and holiday pay, and the bonus calculation included any performance-based incentive payment). We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying our “median employee.”

Our Median Employee

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States who provides support in our operations business.

Determination of Annual Total Compensation of our “Median Employee” and our Former CEO

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2019 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2019 (as set forth in the 2019 Summary Compensation Table on page 47 of this proxy statement), adjusted to include the cost to the Company in 2019 of specified employee benefits that are provided on a non-discriminatory basis, including employee assistance benefits (including tuition reimbursements and participation in a medical and wellness assistance program).

Our former CEO’s annual total compensation for 2019 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2019 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee.”

58    SLM CORPORATION — 2020 Proxy Statement

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our directors’ compensation program is designed to reasonably compensate our non-employee directors for work required for a company of our size and to align the directors’ interests with that of our stockholders. The NGC Committee reviews the compensation level of our non-employee directors on an annual basis and makes recommendations to the Board of Directors.

2019 DIRECTOR COMPENSATION TABLE

The following table provides summary information for the year ended December 31, 2019, relating to compensation paid to or accrued by us on behalf of our non-employee directors who served in this capacity during 2019.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total($)

Paul G. Child	122,500	99,999	—	14	222,513

Mary Carter Warren Franke	95,000	99,999	—	21	195,020

Earl A. Goode	100,000	99,999	—	11	200,010

Marianne M. Keler	102,500	99,999	—	21	202,520

Mark L. Lavelle(5)	65,000	99,999	—	16	165,015

Jim Matheson	90,000	99,999	—	21	190,020

Jed H. Pitcher(6)	52,500	—	—	6	52,506

Frank C. Puleo	105,000	99,999	—	14	205,013

Vivian C. Schneck-Last	95,000	99,999	—	21	195,020

William N. Shiebler	105,000	99,999	—	11	205,010

Robert S. Strong	95,000	99,999	—	14	195,013

Kirsten O. Wolberg	90,000	99,999	—	21	190,020

(1)	Director fees are paid quarterly in arrears.

(2)

The non-employee directors elected to our Board of Directors at the 2019 Annual Meeting each received a restricted stock award on June 20, 2019 which vests in full upon the 2020 Annual Meeting, scheduled to be held on June 18, 2020. The grant date fair market value for each share of restricted stock granted on June 20, 2019 to directors is based on the closing market price of our stock on June 20, 2019, which was $9.26. Additional details on accounting for stock-based compensation can be found in Note 2, “Significant Accounting Policies” and Note 13, “Stock-Based Compensation Plans and Arrangements” of Sallie Mae’s Consolidated Financial Statements contained in the Company’s 2019 Form 10-K. Each director received a total of 10,799 shares of restricted Common Stock as a result of the aforementioned awards that will vest upon the Company’s 2020 Annual Meeting on June 18, 2020 if the director is still incumbent at that time.

(3)

We did not grant any stock options to the non-employee directors during 2019. The non-employee directors’ vested and outstanding stock options are reported in the Ownership of Common Stock by Directors and Executive Officers section in this proxy statement.

(4)	Includes annual premiums paid by us to provide a life insurance benefit of $50,000.

(5)	Mr. Lavelle joined the Board of Directors on April 1, 2019.

(6)	Mr. Pitcher did not seek re-election at the June 20, 2019 Annual Meeting of Stockholders and retired from the Board of Directors on June 20, 2019.

2020 Proxy Statement — SLM CORPORATION    59

2019 DIRECTOR COMPENSATION TABLE

Director Compensation Elements

The following table highlights the material elements of our 2019 director compensation program:

Membership/Retainer	Annual Cash Retainer
Board of Directors Retainer	$70,000
Lead Independent Director Retainer	$35,000
Committee Chair Retainer
• Audit Committee	$25,000
• Nominations, Governance and Compensation Committee	$20,000
• Risk Committee	$20,000
• Compliance Committee	$20,000
• Strategic Planning Committee	$10,000
Committee Membership Retainer
• Audit Committee	$10,000
• Nominations, Governance and Compensation Committee	$10,000
• Risk Committee	$10,000
• Compliance Committee	$10,000
• Strategic Planning Committee	$ 5,000

In addition to the Committees above, some of our non-employee directors are also members of our Preferred Stock Committee. No fees were paid in 2019 in connection with this Committee.

In addition to the cash retainers set forth above, our non-employee directors each received $100,000 in restricted stock awards, which resulted in a grant date fair value of $99,999. These restricted stock awards will vest and become transferable upon the Company’s 2020 Annual Meeting. These awards will be forfeited if the grantee ceases to be a member of the Board of Directors prior to the vesting event for any reason other than death, disability, or change of control.

We reimburse directors for any out-of-pocket expenses incurred in connection with service as a director.

Directors’ compensation is determined by the Board of Directors and the NGC Committee makes recommendations to the Board of Directors based on periodic benchmarking assessments and advice received from the NGC Committee’s independent compensation consultant. In making recommendations to the Board of Directors, the NGC Committee considers the competitive positioning of the aggregate and individual components of compensation, as well as the mix of pay and structure versus both direct competitors and other comparable companies. The NGC Committee also considers the unique skill set required to serve on our Board of Directors and the time commitment associated with preparation for and attendance at meetings of the Board of Directors and its committees as well as external commitments, such as engagement with our stockholders and regulators.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our non-employee directors. Under our stock ownership guidelines, each director is expected, within five years of initial election to the Board of Directors, to own Common Stock with a value equivalent to four times his or her annual cash retainer for serving on our Board of Directors. As of December 31, 2019, all then current directors were in compliance with our stock ownership guidelines or are expected to achieve compliance within the applicable five-year period.

Other Compensation

We provide non-employee directors with company-paid business travel accident insurance.

Deferred Compensation Plan

Under our Deferred Compensation Plan for Directors (“Director Deferral Plan”), non-employee directors may elect annually to defer receipt of all or a percentage of their annual retainer. Deferrals are credited with earnings based on the performance of certain investment funds selected by the participant. Deferrals are fully vested at all times and are payable in cash (in lump sum or in installments at the election of the director) or Company stock upon termination of the director’s service on the Board of Directors (except for hardship withdrawals in limited circumstances). During 2019, none of the non-employee directors actively participated in the Director Deferral Plan.

60    SLM CORPORATION — 2020 Proxy Statement

OTHER MATTERS

OTHER MATTERS

Other Matters for the 2020 Annual Meeting

As of the date of this proxy statement, there are no matters the Board of Directors intends to present for a vote at the Annual Meeting other than the business items discussed in this proxy statement. In addition, Sallie Mae has not been notified of any other business proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the proxy given by a stockholder electronically, telephonically, or on a proxy card gives discretionary authority to the persons named by Sallie Mae to serve as proxies to vote such stockholder’s shares on any such matters in accordance with their best judgment.

Stockholder Proposals for the 2021 Annual Meeting

A stockholder who intends to introduce a proposal for consideration at Sallie Mae’s 2021 annual meeting may seek to have that proposal and a statement in support of the proposal included in the Company’s 2021 proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 of the Exchange Act (“Rule 14a-8”). To be considered for inclusion, the proposal and supporting statement must be received by the Company no later than January 5, 2021, and must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee it will be included in Sallie Mae’s 2021 proxy statement.

Sallie Mae’s By-Laws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Sallie Mae’s By-Laws provide that any such proposals or nominations for our 2021 annual meeting must be received by it not earlier than the close of business on February 18, 2021, nor later than the close of business on March 20, 2021. Any such notice must satisfy the other requirements in Sallie Mae’s By-Laws applicable to such proposals and nominations. If a stockholder fails to meet these deadlines or fails to comply with the requirements of Rule 14a-4(c) under the Exchange Act, Sallie Mae may exercise discretionary voting authority under proxies it solicits to vote on any such proposal.

Solicitation Costs

All expenses in connection with the solicitation of proxies for the Annual Meeting will be paid by us. In addition, officers, directors, regular employees, or other agents of Sallie Mae may solicit proxies by telephone, telefax, personal calls, or other electronic means. We will request banks, brokers, custodians, and other nominees in whose names shares are registered to furnish to the beneficial owners of Sallie Mae’s Common Stock Notices of Availability of the materials related to the Annual Meeting, and including, if so requested by the beneficial owners, paper copies of the 2019 Form 10-K, this proxy statement and the proxy card and, upon request, we will reimburse such registered holders for their out-of-pocket and reasonable expenses in connection therewith.

Householding

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain registered stockholders who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive one copy of the Notice of Availability and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. We hereby undertake to deliver promptly, upon written or oral request, a separate copy of the Notice of Availability or proxy materials, as the case may be, to a stockholder at a shared address to which a single copy of the document(s) was delivered. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you are a registered stockholder and would like to have separate copies of the Notice of Availability or proxy materials mailed to you in the future, or you would like to have a single copy of the Notice of Availability or proxy materials mailed to you in the future, you must submit a request in writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-866-540-7095. If you are a beneficial stockholder, please contact your bank or broker to opt in or out of householding.

However, please note that if you want to receive a separate proxy card or vote instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Availability that was sent to you and we will deliver, promptly upon written or oral request, separate copies of the proxy materials for this year’s Annual Meeting.

2020 Proxy Statement — SLM CORPORATION    61

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who may vote? Only stockholders who owned shares of our Common Stock, par value $.20 per share, at the close of business on April 21, 2020, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Sallie Mae’s Common Stock is listed on the NASDAQ under the symbol “SLM.” On April 21, 2020, 375,096,458 shares of Common Stock were outstanding and eligible to be voted.

Why did I receive a “Notice Regarding the Availability of Proxy Materials”? We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. By doing so, we save costs and reduce the environmental impact of the Annual Meeting. On or about May 5, 2020, we mailed a Notice of Availability of Proxy Materials (“Notice of Availability”) to the Company’s stockholders. The Notice of Availability contains instructions on how to access our proxy materials and vote online or vote by telephone. The Notice of Availability also contains a 16-digit control number that you will need to vote your shares. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via an e-mail that will provide electronic links to these documents unless you elect otherwise.

How do I request paper copies of the proxy materials? You may request paper copies of the proxy materials for the Annual Meeting by following the instructions listed in the Notice of Availability, at www.proxyvote.com, by telephoning 1-800-579-1639, or by sending an e-mail to sendmaterial@proxyvote.com.

What is the difference between holding shares as a beneficial owner in street name and as a stockholder of record? If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, your broker, bank, trustee or other nominee may only vote your shares on routine matters. Routine matters DO NOT include Proposals 1 and 2, but do include Proposal 3 (relating to the ratification of the appointment of the independent registered public accounting firm). For non-routine matters, your shares will not be voted without your specific voting instructions. Accordingly, Sallie Mae encourages you to vote your shares.

If your shares are registered directly in your name with our transfer agent, Computershare, you are considered to be a stockholder of record with respect to those shares. As a stockholder of record, you have the right to grant your voting proxy directly to Sallie Mae or to a third party, or to vote at the Annual Meeting.

How do I vote? We encourage stockholders to vote in advance of the Annual Meeting, even if you plan to attend the Annual Meeting. You may vote in one of the following ways:

•

By Internet prior to the meeting. You may vote electronically via the Internet at www.proxyvote.com. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Daylight Time, on June 17, 2020. Please have your Notice of Availability or proxy card available when you log on.

•

By Telephone. If you wish to vote by telephone, you may call the toll-free telephone number on the Notice of Availability or your proxy card, which is available 24-hours a day, and follow the pre-recorded instructions. Please have your Notice of Availability or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide you additional instructions regarding voting your shares by telephone. Votes submitted telephonically must be received by 11:59 p.m., Eastern Daylight Time, on June 17, 2020.

•	By Internet during the meeting. You may vote electronically via the Internet at www.virtualshareholdermeeting.com/SLM2020.

•

By Mail. If you hold your shares in street name through a broker, bank, trustee or other nominee, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the voting instruction form and return it in the prepaid return envelope provided. Your voting instruction form must be received no later than the close of business on June 17, 2020. If you hold your shares directly in your name as a stockholder of record, to vote by mail you must request paper copies of the proxy materials. Once you receive your paper copies, you will need to mark, sign and date the proxy card and return it in the prepaid return envelope provided. Your proxy card must be received no later than the close of business on June 17, 2020.

62    SLM CORPORATION — 2020 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares? You may instruct your broker, bank, trustee or other nominee about how to vote your shares using the methods described above. If you do not provide voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares with respect to Proposal 3 on the proxy card (relating to the ratification of the appointment of the independent registered public accounting firm), which is considered a routine matter. However, the firm will not have discretion to vote your shares with respect to Proposals 1 and 2 on the proxy card, as these are each considered to be a non-routine matter. You are encouraged to participate in the election of directors and vote on all of the proposals by returning your voting instructions to your broker, bank, trustee or other nominee.

How do proxies work? The Board of Directors is requesting your proxy. Giving your proxy means you authorize the persons named as proxies therein to vote your shares at the Annual Meeting in the manner you specify in your proxy (or to exercise their discretion as described herein). If you hold your shares as a record holder and sign and return a proxy card but do not specify how to vote on a proposal, the persons named as proxies will vote your shares in accordance with the Board of Directors’ recommendations. The Board of Directors has recommended that stockholders vote:

•	“FOR” the election of each of the director nominees named in Proposal 1;

•	“FOR” advisory approval of Sallie Mae’s executive compensation set forth in Proposal 2; and

•	“FOR” ratification of the appointment of Sallie Mae’s independent registered public accounting firm set forth in Proposal 3.

In the absence of voting instructions to the contrary, shares of Common Stock represented by validly executed proxies will be voted in accordance with the foregoing recommendations. Sallie Mae does not know of any other matters to be presented at the Annual Meeting as of the date of this proxy statement.

Can I change my vote? Yes. If you hold your shares as a record holder, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by:

•	Delivering a written notice of revocation to Sallie Mae’s Corporate Secretary at the Office of the Corporate Secretary, 300 Continental Drive, Newark, Delaware 19713;

•	Submitting another timely vote via the Internet, by telephone or by mailing a new proxy (following the instructions listed under the “How do I vote?” section); or

•	Voting at the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2020.

If your shares are held in street name, contact your broker, bank, trustee or nominee for instructions on how to revoke or change your voting instructions.

What constitutes a quorum? A quorum is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of Common Stock entitled to vote are present or represented by proxy at the Annual Meeting, including proxies on which abstentions (withholding authority to vote) are indicated. Abstentions and broker non-votes will be counted in determining whether a quorum exists. Virtual attendance at the Annual Meeting constitutes presence for purposes of quorum.

Who will count the vote? Votes will be tabulated by our General Counsel, who will act as the Inspector of Elections at the Annual Meeting.

Who can attend the Annual Meeting? Only holders of Common Stock as of the record date, April 21, 2020, or duly appointed proxies, may attend. No one who is not a shareholder will be allowed to attend the Annual Meeting.

What do I need to attend the Annual Meeting? You may attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/SLM2020. Shareholders will need the 16-digit control number provided on their proxy card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the meeting

Can I ask questions at the Annual Meeting? Shareholders as of our record date will have an opportunity to submit questions live via the Internet during the meeting.

2020 Proxy Statement — SLM CORPORATION    63

SLM CORPORATION ATTN: CORPORATE SECRETARY 300 CONTINENTAL DRIVE NEWARK, DE 19713

VOTE BY INTERNET

Before The Meeting—Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before meeting date for shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting—Go to www.virtualshareholdermeeting.com/SLM2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before meeting date for shares held directly. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35580-                KEEP THIS PORTION FOR YOUR RECORDS

P00228

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SLM CORPORATION
The Board of Directors recommends you vote
FOR the following proposals:
1. Election of Directors
Nominees:		For	Against	Abstain
1a. Paul G. Child		☐	☐	☐			For	Against	Abstain
1b. Mary Carter Warren Franke		☐	☐	☐	1k. Jonathan W. Witter		☐	☐	☐
1c. Earl A. Goode		☐	☐	☐	1l. Kirsten O. Wolberg		☐	☐	☐
1d. Marianne M. Keler		☐	☐	☐	2. Advisory approval of SLM Corporation’s executive compensation.		☐	☐	☐
1e. Mark L. Lavelle		☐	☐	☐	3. Ratification of the appointment of KPMG LLP as SLM Corporation’s independent registered public accounting firm for 2020.		☐	☐	☐
1f. Jim Matheson		☐	☐	☐
1g. Frank C. Puleo		☐	☐	☐
1h. Vivian C. Schneck-Last		☐	☐	☐
1i. William N. Shiebler		☐	☐	☐

NOTE: This proxy is revocable and the shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted as the Board of Directors recommends. If any other matters properly come before the meeting or any adjournments or postponements thereof, the persons named in this proxy will vote in their discretion.

1j. Robert S. Strong		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY

IN THE ENCLOSED ENVELOPE.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

▼ DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

E35581-P00228

SLM CORPORATION

Annual Meeting of Stockholders

June 18, 2020 11:00 AM Eastern Time

Via the Internet at www.virtualshareholdermeeting.com/SLM2020

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicolas Jafarieh and Richard M. Nelson or each of them, each with full power of substitution, as the lawful attorneys and proxies of the undersigned to attend the Annual Meeting of Stockholders of SLM Corporation to be held on June 18, 2020, and any adjournments or postponements thereof, to vote the number of shares the undersigned would be entitled to vote if personally present, and to vote in their discretion upon any other business that may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF PROPOSALS 1, 2 AND 3, AND IN THE PROXY’S DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.